UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

YRC Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10990 Roe Avenue

Overland Park, Kansas 66211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2019

The 2019 Annual Meeting of Stockholders (Annual Meeting) of YRC Worldwide Inc. (we, us, our or the Company) will be held on Wednesday, June 5, 2019 at 10:00 a.m., Central Time, to vote on the following matters:

Proposal 1:	election of seven members of our Board of Directors named in the accompanying proxy statement for a one-year term to expire at the 2020 Annual Meeting of Stockholders;

Proposal 2:	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2019;

Proposal 3:	advisory vote to approve the compensation of our named executive officers;

Proposal 4:	approval of the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan;

and transact any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

This year’s meeting will be a completely virtual meeting of Stockholders, conducted via live audio webcast. We are excited to embrace virtual meeting technology that we believe provides expanded Stockholder access and improved communications. You will be able to attend the Annual Meeting online and submit questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/YRCW2019. Please note that there will be no in-person meeting for you to attend.

The accompanying proxy statement provides information about the matters you will be asked to consider and vote on at the Annual Meeting.

Our Board of Directors has fixed the close of business on April 11, 2019 as the record date for determining holders of record (Stockholders) of our common stock, par value $0.01 per share, and Series A Voting Preferred Stock, par value $1.00 per share, entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, we are mailing a notice to our Stockholders instead of a printed copy of the proxy statement and our 2018 annual report to Stockholders. The notice provides instructions on how to access those materials on the Internet and how to obtain printed copies. Further details about how to attend the Annual Meeting online are included in the notice.

Our Stockholders are cordially invited to attend the Annual Meeting online. Whether or not you plan to attend the Annual Meeting virtually, our Board of Directors asks that you vote as soon as possible. You may vote by proxy on the Internet, at the virtual Annual Meeting, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Your vote is important and all Stockholders are encouraged to attend the Annual Meeting virtually and vote online or by proxy.

Thank you for your support and continued interest in our Company.

By Order of the Board of Directors:

James A. Fry
Secretary

Overland Park, Kansas

April 25, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 5, 2019

The Company’s proxy statement for the Annual Meeting and its annual report to Stockholders for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

YRC WORLDWIDE INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

10990 Roe Avenue

Overland Park, Kansas 66211

PROXY STATEMENT

FOR

2019 Annual Meeting OF STOCKHOLDERS

GENERAL INFORMATION

We are furnishing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors (Board) for use at our 2019 Annual Meeting of Stockholders (Annual Meeting), to be held online via live audio webcast at 10:00 a.m., Central Time, on Wednesday, June 5, 2019, and at any reconvened meeting following any adjournment or postponement of the Annual Meeting. Because the Annual Meeting will be virtual and conducted over the Internet, you will not be able to attend the Annual Meeting in person.

Our telephone number is 913.696.6100, and our mailing address is 10990 Roe Avenue, Overland Park, Kansas 66211. Our website address is www.yrcw.com. Information on our website is not a part of this proxy statement. When used in this proxy statement, the terms we, us, our and the Company refer to YRC Worldwide Inc. and, unless the context requires otherwise, its subsidiaries.

On or about April 25, 2019, we began mailing a Notice of Internet Availability of Proxy Materials (Notice) to the record holders of our common stock, par value $0.01 per share (Common Stock), and Series A Voting Preferred Stock, par value $1.00 per share (Series A Preferred Stock). The Company’s proxy statement for the Annual Meeting and the Company’s annual report to Stockholders (Annual Report) for the fiscal year ended December 31, 2018, which includes the Company’s fiscal 2018 audited consolidated financial statements, are available at www.proxyvote.com. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

Throughout this proxy statement, holders of our Common Stock and the Series A Preferred Stock are referred to collectively as Stockholders. The Common Stock and Series A Preferred Stock are referred to collectively as Securities.

QUESTIONS AND ANSWERS

Why did I receive these materials?

Our Board has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Stockholder, you are invited to attend the Annual Meeting virtually and to vote online or by proxy on the proposals described in this proxy statement.

Why is the Annual Meeting virtual only?

We are embracing the latest technology to provide expanded access, improved communication and cost savings for our Stockholders and us. We believe that hosting a virtual meeting will enable increased Stockholder attendance since Stockholders can participate from any location around the world, while saving the Company and investors time and money. A virtual meeting is also environmentally friendly and sustainable over the long term. Stockholders can submit questions ahead of the meeting through an online portal and during the meeting while attending the Annual Meeting online.

What is included in the proxy materials?

The proxy materials include:

•	this proxy statement;

•	the proxy card or voting instruction form; and

•	our Annual Report.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making this proxy statement and our Annual Report available to Stockholders electronically on the Internet. On or about April 25, 2019, we began mailing the Notice to Stockholders of record as of April 11, 2019 (Record Date). Holders of our Securities will be able to access the proxy materials on the Internet at www.proxyvote.com or request printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or request a printed copy are found in the Notice. We believe this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of the Annual Meeting. We also encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., at 1.800.884.4225 or at www-us.computershare.com/investor/contact.

What am I voting on?

Our Board is soliciting your vote for:

•	Proposal 1: election of seven members of our Board for a one-year term to expire at the 2020 Annual Meeting of Stockholders (2020 Annual Meeting);

•	Proposal 2: ratification of the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for fiscal year 2019;

•	Proposal 3: advisory vote to approve the compensation of our named executive officers; and

•	Proposal 4: approval of the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan (2019 Incentive Plan).

What are the Board’s recommendations?

Our Board recommends you vote:

•	FOR the election of the seven directors for a one-year term to expire at the 2020 Annual Meeting (Proposal 1);

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2019 (Proposal 2);

•	FOR the advisory vote to approve the compensation of our named executive officers (Proposal 3); and

•	FOR the approval of the 2019 Incentive Plan (Proposal 4).

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to view the proxy materials for the Annual Meeting on the Internet. The website on which you can view our proxy materials will also allow you to elect to receive future proxy materials electronically by email, which will save us the cost of printing and mailing materials to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Who is entitled to vote at the Annual Meeting?

Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be held virtually this year. You will not be able to attend the Annual Meeting in person. You are entitled to attend the Annual Meeting virtually only if you are a Stockholder as of the Record Date or if you are the legal proxy holder or qualified representative of a Stockholder.

The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Central Time, on Wednesday, June 5, 2019. To attend the Annual Meeting virtually, log in at www.virtualshareholdermeeting.com/YRCW2019. You will need your unique control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Only one person will be able to log in with that unique control number at any time. Online access to the audio webcast will open approximately fifteen minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the webcast prior to the start time.

If you have any technical difficulties or any questions regarding the virtual meeting website, we will have technicians ready to assist you. Please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

May I ask questions at the Annual Meeting?

By attending the Annual Meeting virtually, you will be able to submit questions online prior to the Annual Meeting and during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/YRCW2019. We will answer questions submitted prior to the Annual Meeting during the Annual Meeting. We may combine similar questions and answer those together for efficiency. We will attempt to answer questions submitted during the meeting at the Annual Meeting, time permitting. We will post answers to any questions submitted during the Annual Meeting that we were not able to answer to our Investors web site within one week after the Annual Meeting. We expect that all of our directors and executive officers as well as representatives of KPMG will be present at the Annual Meeting.

How many votes do I have?

On the Record Date, there were 34,595,344 shares of Common Stock and one share of Series A Preferred Stock (in each case, exclusive of treasury shares) outstanding. Each Stockholder is entitled to one vote for each outstanding share of Common Stock or Series A Preferred Stock held as of the Record Date.

We refer to the total number of votes represented by our outstanding Securities as our total voting power. As of the Record Date, our Stockholders held 100% of the total voting power entitled to vote at the Annual Meeting.

What is the difference between holding Securities as a holder of record and as a beneficial owner?

Stockholders of Record. If your Common Stock or Series A Preferred Stock is registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the Stockholder of record of those shares, and we sent the Notice directly to you.

Beneficial Owners of Common Stock. If your Common Stock is held in an account at a broker, bank or other nominee, then you are the beneficial owner of the Common Stock, and the Notice was sent either directly to you or was forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the Stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the Common Stock held in your account.

What is the quorum required for the Annual Meeting?

A majority of our voting power outstanding on the Record Date must be present in person (by means of remote communication) or represented by proxy at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Your Securities will be counted for purposes of determining the presence of a quorum (whether representing votes for, against, withheld or abstained, or broker non-votes) if you:

•	log on to our virtual meeting of Stockholders with your unique control number; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the Annual Meeting, the holders of a majority of the Securities (but in any event not less than one-third of such Securities) who are present in person (by means of remote communication) or represented by proxy, or the chair of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

If I am a Stockholder of record, how do I vote?

There are four ways to vote:

•

Voting at the Virtual Annual Meeting. To vote at the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/YRCW2019. You will need your unique control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Only one person will be able to log in with that unique control number at any time.

•	On the Internet. You may vote by proxy on the Internet by following the instructions in the Notice.

•	By telephone. You may vote by proxy on the telephone by following the instructions in the Notice or by calling the toll-free number on the proxy card.

•	By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by marking, signing and dating the proxy card and returning it in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed proxy card, your vote or proxy card must be received by 10:59 p.m., Central Time, on June 4, 2019 to be counted.

If I am a beneficial owner of Common Stock held in street name, how do I vote?

There are four ways to vote:

•

Voting at the Virtual Annual Meeting. If you are a beneficial owner of Common Stock held in street name and you wish to vote at the virtual Annual Meeting, please contact your broker, bank or other nominee for instructions on how to vote at the virtual Annual Meeting.

•	On the Internet. You may give your voting instructions to your nominee on the Internet by following the instructions on the voting instruction form.

•	By telephone. You may give your voting instructions to your nominee by calling the toll-free number on the voting instruction form.

•	By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by completing the voting instruction form and mailing it back in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed voting instruction form, your vote or voting instruction form must be received by 10:59 p.m., Central Time, on June 4, 2019 to be counted.

How do I vote if I own shares of Common Stock through the Teamster-National 401(k) Savings Plan for the benefit of International Brotherhood of Teamsters employees?

If you participate in the Teamster-National 401(k) Savings Plan for the benefit of our International Brotherhood of Teamsters (IBT) employees, you do not actually own shares of Common Stock. The 401(k) plan trustee owns the shares on your behalf. Under the Teamster-National 401(k) Savings Plan, however, you have pass-through voting rights based on the number of shares of Common Stock allocated to your account. You may exercise your pass-through voting rights on the Internet at www.proxyvote.com, or by calling 1.800.690.6903 and following the instructions provided. If you requested printed copies of the proxy materials by mail, you may also vote by marking, signing and dating the enclosed card and returning it as soon as possible in the enclosed envelope. Please note that because you do not own our Common Stock, you are not entitled to attend our Annual Meeting online and vote virtually at the Annual Meeting. If you fail to give timely voting instructions to the 401(k) plan trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions are received. Your vote must be received by 10:59 p.m., Central Time, on May 29, 2019 to be counted.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a Stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Securities in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders determine in their discretion on any other matters properly presented at the Annual Meeting.

Beneficial Owners of Common Stock. If you are a beneficial owner of Common Stock and do not provide the nominee that holds your Common Stock with specific voting instructions, the nominee may generally vote on routine matters but cannot vote on non-routine matters. If your nominee does not receive instructions from you on how to vote your Securities on a non-routine matter, it will not have authority to vote your Common Stock on that matter. This result is generally referred to as a broker non-vote. When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining the existence of a quorum, but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the nominee that holds your Securities by carefully following the instructions provided in the Notice or voting instruction form.

Which proposals are considered routine or non-routine?

Proposal 2 (ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2019) is a proposal we believe is routine.

Proposal 1 (election of directors), Proposal 3 (advisory vote to approve the compensation of our named executive officers) and Proposal 4 (approval of the 2019 Incentive Plan) are proposals we believe are non-routine.

How are abstentions and broker non-votes treated?

For the purpose of determining whether our Stockholders have approved a proposal, abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and will therefore have no effect on the outcome of that proposal.

What vote is required to approve each proposal?

The following table describes the voting requirement for each proposal:

Proposal 1 Election of seven directors for a one-year term to expire at the 2020 Annual Meeting of Stockholders	Each director must be elected by a plurality of the votes cast. This means the seven nominees who receive the greatest number of FOR votes will be elected.

Proposal 2 Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2019	This proposal must be approved by a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Proposal 3 Advisory vote to approve the compensation of our named executive officers	This proposal must be approved by a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Proposal 4 Approval of the 2019 Incentive Plan.	This proposal must be approved by a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

What is the effect of an advisory vote?

As an advisory vote, Proposal 3 is not binding on our Board or Compensation Committee and the final decision on the matter covered by such proposal remains with them. However, we value the opinion of our Stockholders on the important issues covered by such proposals. Approximately 91% of the total votes cast on the proposal for the advisory vote to approve the compensation of our named executive officers at our 2018 Annual Meeting of Stockholders were voted for such proposal. Our Compensation Committee appreciated this level of support for its compensation philosophy and will consider the results of the advisory vote on named executive officer compensation (Proposal 3) when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before your vote is due, which deadline includes the final vote at the virtual Annual Meeting if you have the right to vote at the virtual Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by voting at the virtual Annual Meeting. Mere attendance at the virtual Annual Meeting will not automatically revoke your proxy unless you vote at the virtual Annual Meeting or if you specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

We will handle proxy instructions, ballots and voting tabulations that identify individual Stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within or outside our Company, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, Stockholders provide written comments on their proxy cards. These may be forwarded to management and/or our Board.

How will my proxy be voted?

Securities represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. Darren D. Hawkins and James A. Fry are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your Securities at the Annual Meeting. All Securities represented by a properly executed proxy on which no choice is specified will be voted:

•	FOR the election of the seven directors named in this proxy statement for a one-year term to expire at the 2020 Annual Meeting of Stockholders;

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2019;

•	FOR the advisory vote to approve the compensation of our named executive officers;

•	FOR the approval of the 2019 Incentive Plan; and

•	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results may be announced at the Annual Meeting and will be promptly announced after the Annual Meeting. The final voting results will be tallied by the Inspector of Election for the Annual Meeting and announced in a Current Report on Form 8-K filed with the SEC within four business days after the final voting results are known.

Who is paying the cost of this proxy solicitation?

We are paying the cost of soliciting proxies. We have retained Morrow Sodali LLC to assist in soliciting proxies for a fee of $8,000, with an additional nominal cost to solicit certain holders, plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of Common Stock their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners who specifically request them and in obtaining voting instructions from those beneficial owners.

In addition to soliciting proxies by mail, members of our Board and our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from Stockholders who are our employees or who have previously requested electronic receipt of proxy materials.

Who can help answer my questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this proxy statement, please contact our Secretary at 913.696.6100 or by mail at 10990 Roe Avenue, Overland Park, Kansas, 66211. In addition, information regarding the Annual Meeting is available via the Internet at the website, www.proxyvote.com.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2020 ANNUAL MEETING

Stockholder Proposals

For inclusion in the proxy materials to be distributed for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), a stockholder proposal must be submitted in writing and received by our Secretary on or before December 27, 2019.

The Company’s Amended and Restated Bylaws (Bylaws) further provide that a stockholder proposal of other business that is not submitted for inclusion in the Company’s proxy materials, but that a Stockholder instead wishes to present directly at the 2020 Annual Meeting, must be submitted by notice in writing and received by the Company’s Secretary not fewer than 60 days nor more than 90 days prior to the date of the 2020 Annual Meeting, as provided in our Bylaws. If, however, we give fewer than 70 days’ notice or prior public disclosure of the date of the 2020 Annual Meeting, then, to be timely, we must receive notice of the stockholder proposal by the 10th day following the day we provide notice of, or publicly disclose, the date of the 2020 Annual Meeting.

Director Nominations

The Company’s Bylaws provide that Stockholders who wish to nominate qualified candidates for election to our Board must be submitted by notice in writing and received by the Company’s Secretary not fewer than 14 days nor more than 50 days prior to the date of the 2020 Annual Meeting, as provided in our Bylaws. If, however, we give fewer than 21 days’ notice or prior public disclosure of the date of the 2020 Annual Meeting, then, to be timely, we must receive notice of the stockholder proposal by the seventh day following the day we provide notice of, or publicly disclose, the date of the 2020 Annual Meeting. Each such notice must provide the following information about each nominee:

•	name, age, business address and, if known, residence address;

•	principal occupation or employment; and

•	number of shares of our stock of the Company that are owned, directly or indirectly, beneficially and of record.

Our Governance Committee uses the criteria described in Structure and Functioning of the Board—Board Committees—Governance Committee in this proxy statement when considering nominees for director, including nominees submitted by Stockholders.

As a condition for any nomination, we reserve the right to require any Stockholder nominee to complete and sign a questionnaire to provide, among other things, information about an individual’s background and experience, securities ownership, independence, insider transactions and compensation.

Additional Information for Stockholder Proposals and Director Nominations

Any proposals or nominations described above must be delivered to the Company’s Secretary at: YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211, Attention: Secretary. Please refer to the advance notice provisions of the Company’s Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals.

The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s Bylaws and SEC requirements for submitting a proposal or nomination. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

COMMUNICATIONS WITH OUR BOARD

We encourage any Stockholder who desires to communicate with our Board about the holder’s views and concerns to do so by writing our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. In general, any Stockholder communication about bona fide issues concerning the Company delivered to the Secretary for forwarding to the Board or specified member or members will be forwarded in accordance with the Stockholder’s instructions.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers, banks and other nominee record holders may participate in the practice of householding stockholder materials, such as proxy statements, information statements and annual reports. This means only one copy of the proxy materials for the Annual Meeting may have been sent to multiple Stockholders in your household. To obtain separate copies of the proxy materials for the Annual Meeting, contact our Secretary at 913.696.6100 or by mail at 10990 Roe Avenue, Overland Park, Kansas, 66211, and we will promptly deliver separate copies of these proxy materials to you. If you wish to receive separate copies of proxy materials in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee record holder, or, if you are a record holder of our Securities, you may contact Broadridge Financial Solutions Inc. (Broadridge) either by calling toll-free at 1.800.542.1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies furnished to us of reports persons are required to file under Section 16(a) of the Exchange Act, we believe that for the year ended December 31, 2018 all reports required to be made by our reporting persons were timely filed in accordance with the Exchange Act.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 11, 2019 by (i) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K)(NEOs), (ii) each of our directors and (iii) all of our executive officers and directors as a group. None of our NEOs, executive officers or directors beneficially own any Series A Preferred Stock. Beneficial ownership is determined in accordance with the rules of the SEC.

All of our NEOs, executive officers and directors have sole voting and dispositive power with respect to the shares of Common Stock reported below. None of the shares reported below are pledged as security or have been placed in a margin account by any executive officer or director.

The address of each beneficial owner listed in the table below is YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

Name	Shares of Common Stock Owned as of April 11, 2019		Shares of Common Stock Holder has a Right to Acquire by June 10, 2019 (1)	Total Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (2)
Darren D. Hawkins	378,290	(3)	—	378,290	(3)	1.1%
James L. Welch	346,695	(4)	—	346,695	(4)	1.0%
Stephanie D. Fisher	94,913	(3)	—	94,913	(3)	*
Justin M. Hall	83,005	(3)	—	83,005	(3)	*
Thomas J. O’Connor	88,507	(3)	—	88,507	(3)	*
Scott D. Ware	74,573	(3)	—	74,573	(3)	*
Raymond J. Bromark	—		106,889	106,889		*
Douglas A. Carty	—		106,889	106,889		*
William R. Davidson	—		65,435	65,435		*
Matthew A. Doheny	—		106,889	106,889		*
Robert L. Friedman	—		106,889	106,889		*
James E. Hoffman	—		106,889	106,889		*
Michael J. Kneeland	—		106,889	106,889		*
Patricia M. Nazemetz	—		68,351	68,351		*
James F. Winestock	41,756		70,143	111,899		*
All directors and executive officers as a group (22 persons)	1,514,658	(3)	845,263	2,359,921	(3)	6.8%

*	Indicates less than 1% ownership.
(1)

Reflects shares of Common Stock that were issuable upon the vesting of certain restricted stock units (RSUs), the receipt of which has been deferred pursuant to our Director Compensation Plan (as defined below) for three years from the grant date (or sooner if the director ceases to be a member of our Board) and certain RSUs for which the receipt of Common Stock has been deferred pursuant to our Director Compensation Plan or a prior director compensation plan until the individual ceases to be a member of our Board.

(2)

Based on 34,595,344 shares of our Common Stock issued and outstanding as of April 11, 2019. Pursuant to Exchange Act Rule 13d-3(d)(1), shares of Common Stock of which a person has the right to acquire beneficial ownership at any time by June 10, 2019 are deemed outstanding and beneficially owned by the person for the purpose of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(3)	Includes unvested shares of restricted Common Stock as of April 11, 2019. The holders have the sole right to vote such shares of restricted Common Stock.
(4)	Mr. Welch stepped down as CEO from the Company as of April 30, 2018 and retired on July 31, 2018. Stockholders shown are as of August 1, 2018 and may not represent Mr. Welch’s current stockholdings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of April 11, 2019, except as otherwise noted, the persons who, based upon their most recent filings with the SEC, beneficially owned more than five percent of our Securities were:

Name & Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)	Shares of Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock Beneficially Owned(2)
JPMorgan Chase & Co.(3)	3,451,509	10.0%	—	—
270 Park Avenue New York, NY 10017

BlackRock, Inc.(4)	2,370,373	6.9%	—	—
55 East 52nd Street New York, NY 10055

Russell Investments Group, Ltd.	2,162,923	6.3%	—	—
1301 Second Ave., Suite 1800 Seattle, WA 98101(5)

International Brotherhood of Teamsters	—	—	1	100%
25 Louisiana Avenue, N.W. Washington, D.C. 20001

(1)	Based on 34,595,344 shares of our Common Stock issued and outstanding as of April 11, 2019.
(2)	The Series A Preferred Stock votes with the Common Stock as a single class.
(3)

The securities reported in this table are based on a Schedule 13G/A filed on February 8, 2019 by JPMorgan Chase & Co. (JPMorgan), on behalf of itself, J.P. Morgan Investment Management Inc. and JPMorgan Chase Bank, National Association. JPMorgan reported the sole power to vote or to direct the vote of 2,981,841 shares of our Common Stock, the sole power to dispose or to direct the disposition of 3,410,209 of our Common Stock and an aggregate amount of 3,451,509 shares of our Common Stock beneficially owned by the reporting person.

(4)

The securities reported in this table are based on a Schedule 13G/A filed on February 6, 2019 by BlackRock, Inc. (BlackRock), on behalf of itself, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC, none of which owns more than 5% of the class. BlackRock reported the sole power to vote or to direct the vote of 2,296,391 shares of our Common Stock and the sole power to dispose or to direct the disposition of 2,370,373 shares of our Common Stock.

(5)

The securities reported in this table are based on a Schedule 13G filed on January 29, 2019 by Russell Investments Group, Ltd. (Russell Investments). Russell Investments reported the sole power to vote or to direct the vote of 2,162,923 shares of our Common Stock, the sole power to dispose or to direct the disposition of 2,162,923 of our Common Stock and an aggregate amount of 2,162,923 shares of our Common Stock beneficially owned by the reporting person.

PROPOSAL 1: ELECTION OF DIRECTORS

The size of the Board is currently ten directors. Michael J. Kneeland has notified the Board that he plans to retire from the Board at the end of his current term and will not stand for re-election at the Annual Meeting. Upon the expiration of Mr. Kneeland’s current term at the Annual Meeting, the size of the Board will be reduced from ten to nine directors.

Directors to be Elected by our Stockholders

At the Annual Meeting, our Stockholders will elect seven directors to hold office until the 2020 Annual Meeting and until their successors are elected and qualified or until their earlier death, incapacity, resignation or removal. Each director has served continuously since the date of his or her appointment. All nominees have consented to being named in this proxy statement and to serve if elected.

If any nominee should be unable or unwilling to stand for election as a director, it is intended that the Securities represented by proxies will be voted for the election of a substitute nominated by the Board.

Raymond J. Bromark Director since July 22, 2011	73

Retired (since 2006); PricewaterhouseCoopers LLP (accounting and advisory services): (1967 – 2006), Head of Professional, Technical, Risk and Quality Group (2000 – 2006), Global Audit Partner (1994 – 2000), Deputy Vice Chairman, Audit and Business Advisory Services (1990 –1994), Audit Partner (1980 – 1990), and consultant (2006 – 2007); Current Director: Frontera Energy Corporation (previously Pacific Exploration & Production Corp.) (explorer and producer of natural gas and crude oil); Former Director: CA, Inc. (information technology management software and services), Tesoro Logistics GP, LLC, the General Partner of Andeavor Logistics LP (previously Tesoro Logistics LP) (operator, developer and acquirer of crude oil, refined products and natural gas logistics assets).

Mr. Bromark draws on his extensive experience in accounting, auditing, financial reporting and compliance, and regulatory affairs; deep understanding of financial controls and familiarity with large public company audit clients; experience in leadership positions at PricewaterhouseCoopers LLP; and experience as a current or former director, including audit committee chairman, of other public companies to provide important guidance to our Board on financial reporting and accounting issues affecting our Company.

Matthew A. Doheny Director since July 22, 2011	48	North Country Capital LLC (private investment firm): Founder and President (since 2011); HSBC Securities (USA), Inc.: Managing Director, Co-head of U.S. Special Situations Trading (2016 – 2017); Fintech Advisory Inc. (hedge fund focused on undervalued securities and turnarounds in the United States): Portfolio Manager (2008 – 2010); U.S. House of Representatives Candidate (2010 and 2012); Deutsche Bank Securities Inc. (investment bank): Managing Director, Distressed Assets Group (2000 – 2008); Kelley Drye & Warren LLP and Orrick, Herrington & Sutcliffe LLP: Bankruptcy Attorney (1995 – 2000); Current Director: Arcapita Inc. (private equity firm) (previously R.A. Holdings Corp.), Eastman Kodak Inc. (printing technology); Former Director: Affinity Gaming (casino operator), BridgeStreet Worldwide, Inc. (corporate housing provider).

Mr. Doheny’s financial expertise and experience as an investor in financial and operational turnarounds are a source of valuable insight to our Board on our financial structure and turnaround strategy.

Robert L. Friedman Director since July 22, 2011	76	The Blackstone Group LP (investment and financial advisory firm): Senior Advisor (since 2012), Senior Managing Director (1999 – 2012), Chief Legal Officer (2003 – 2010) and Chief Administrative Officer (2003 – 2007); Simpson Thacher & Bartlett (legal services): Partner (1975 – 1999); Current Director: Axis Capital Holdings Ltd. (insurance and reinsurance) and Harrington Reinsurance Holdings Limited (chairman of the board) (reinsurance); Former Director: Orbitz Worldwide, Inc. (travel products and services), TRW Automotive Holdings Inc. (automobile systems, components and modules), Corp Group Banking S.A. (banking), FGIC Corporation (insurance), Northwest Airlines, Inc. (airline), The India Fund, Inc. (closed end mutual fund), American Axle & Manufacturing, Inc. (automotive components), and Premcor Inc. (oil refining).

		Mr. Friedman has a unique combination of experience as a corporate lawyer and outside counsel to public companies and their boards on corporate governance and other legal matters, experience in financial and investment analysis as a senior officer of a leading investment firm, and experience as a current or former director of other public companies. Mr. Friedman draws on this experience to provide valuable guidance to our Board on our corporate governance, financial management, and legal and regulatory affairs.

James E. Hoffman Director and Board Chairman since July 22, 2011	66

Retired (since 2015); 2001 Development Corporation (commercial office property development and redevelopment services): Executive Manager (2008 – 2015); Alliant Energy Business Development: Executive Vice President; Alliant Energy Resources, a subsidiary of Alliant Energy Corporation (electric and natural gas services): President (1998 – 2005); IES Industries Inc. (predecessor to Alliant Energy Corporation): Executive Vice President (1996 – 1998); IES Utilities Inc.: Executive Vice President (1995 – 1996); MCI Communications: Chief Information Officer (1993 – 1995) and Senior Vice President (1990 – 1993); Telecom USA (telecommunications): Executive Vice President (1988 – 1990). Mr. Hoffman is also a past chairman of the board of the Iowa Health System, the largest health care provider in the state of Iowa.

Mr. Hoffman’s executive leadership and restructuring and other board experience inform his counsel to the Board on the financial and operational issues we face and contribute to his effectiveness as our Board Chairman.

Patricia M. Nazemetz Director since March 23, 2015	69	NAZ DEC LLC (executive consulting firm): Principal and founder (since 2011); Xerox Corporation (document technology, services, software and supplies): Corporate Vice President and Chief Human Resources and Ethics Officer (2007 – 2011), Chief Human Resources Officer (1999 – 2007), other key roles in the human resources department (1979 – 1999); Current Director: Sterling Bancorp (bank holding company for Sterling National Bank); Former Director: Astoria Financial Corporation (holding company for Astoria Bank) (2013 – 2017); WMS Industries, Inc. (casino gaming machines manufacturer) (2007 – 2013); Energy East Corporation (electricity and natural gas distributor) (2007 – 2008).

Ms. Nazemetz’s notable career in all areas of human resources management, including succession planning, executive compensation, employee benefits and other areas, bring valuable skills and insight to the Board. Further, Ms. Nazemetz has extensive experience with public company boards as well as serving on numerous non-profit boards throughout her career.

Darren D. Hawkins Director since April 30, 2018	50

Chief Executive Officer of the Company (since April 30, 2018), President and Chief Operating Officer of the Company (January 2018 – April 2018), President (February 2014 – December 2017), Senior Vice President, Sales and Marketing (January 2013 – February 2014) of YRC Freight; Director of Operations (December 2011 – January 2013) and Director of Sales (January 2009 – December 2011) for Con-Way Freight, a subsidiary of Con-Way, Inc.; various positions of increasing responsibility with Yellow Transportation, Inc. (1991 – 2009); Member of the American Transportation Research Institute Board (2018).

Mr. Hawkins has nearly 30 years of experience in the trucking industry. Our Board relies on his knowledge and perspectives about our industry, operations, business and competitive environment, employee and union matters, strategies, challenges and opportunities.

James F. Winestock Director since July 22, 2011	68

Retired (since 2009); United Parcel Service, Inc. (package delivery and freight transportation): Senior Vice President for U.S. Operations and Global Security (2004 – 2009), President and Chief Operating Officer, North Central Region (2000 – 2004), President and Chief Operating Officer, Midwest Region (1998 – 2000), and various other positions (1969 – 1998); Current Director: FirstGroup plc (train and bus transportation); Former Manager: AMP Americas (CNG developers).

Mr. Winestock draws on his knowledge of the transportation industry, gained from over 40 years of leadership experience at United Parcel Service, Inc., to provide our Board with valuable perspectives on the opportunities and challenges facing our industry and our operational, management and strategic issues.

Retiring Director

Michael J. Kneeland Director since July 22, 2011	65

United Rentals, Inc. (equipment rental): President and Chief Executive Officer (since 2008), Interim Chief Executive Officer (2007 – 2008), Executive Vice President and Chief Operating Officer (2007), Executive Vice President – Operations (2003 – 2007), Regional Vice President (2000 – 2004), and District Manager (1998 – 2000); Current Director: United Rentals, Inc. (equipment rental) and Anticimex (private Swedish pest control company).

Mr. Kneeland is experienced in a number of substantive areas affecting our Company, including logistics, information technology, real estate, risk management, human resources and public company oversight and governance, from his tenure at a large, publicly-held corporation. Mr. Kneeland draws on this experience to provide our Board with valuable perspectives on the operational and strategic issues we face.

THE BOARD RECOMMENDS YOU VOTE FOR ALL DIRECTOR NOMINEES

Required Vote

Our Bylaws provide that for a director nominee to be elected, he or she must receive a plurality of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class at the Annual Meeting.

Votes to withhold and broker non-votes will not be treated as votes cast for or against Proposal 1, and will therefore have no effect on the outcome of Proposal 1.

STRUCTURE AND FUNCTIONING OF THE BOARD

Corporate Governance Philosophy

Our corporate governance philosophy is expressed in our Guidelines on Corporate Governance; the charters of our Audit & Ethics, Compensation, Governance and Finance Committees; our Code of Business Conduct that applies to all officers, directors, employees and contractors; and our Related Party Transaction Policy, Securities Trading and Disclosure Policy, and Anti-Bribery and Corruption Policy, among others. These governance documents are updated at least annually to reflect regulatory developments and corporate governance trends, and provide additional guidance to our Board and its committees. Our Audit & Ethics, Compensation, and Governance Committee charters, Guidelines on Corporate Governance and Code of Business Conduct are available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com.

We are committed to effective corporate governance, compliance with applicable laws and regulations, and the highest standards of ethical conduct and good corporate citizenship.

Directors Selected by the Holder of our Series A Preferred Stock

Pursuant to the Series A Preferred Stock certificate of designations, the IBT, as the holder of our Series A Preferred Stock, has the right to select two directors (Series A Directors) and to fill any vacancy left by the death, disability, incapacity, retirement, resignation, disqualification or removal of a Series A Director. The holder of the Series A Preferred Stock has the sole right to remove and replace Series A Directors. Each Series A Director was selected by the holder of our Series A Preferred Stock and has served continuously as a director since the date of his selection. HOLDERS OF COMMON STOCK DO NOT VOTE ON THE SELECTION OF SERIES A DIRECTORS.

Douglas A. Carty Director since July 22, 2011	63

Switzer-Carty Transportation Inc. (transportation): Chairman (since 2011); First Group America (transportation): Commercial Director, North America (2007 – 2008); Laidlaw Education Services (school bus transportation): President and Chief Executive Officer (2006 – 2007), Executive Vice President and Chief Financial Officer, Laidlaw International Ltd. (2003 – 2006); Atlas Worldwide Holdings, Inc. (global air freight): Senior Vice President and Chief Financial Officer (2001 – 2003); Canadian Airlines Corp. (commercial airline): Senior Vice President and Chief Financial Officer (1996 – 2000); Current Director: Wajax Industries Ltd. (“Wajax”) (sales, parts and service of mobile equipment, industrial components and power systems); and Points International Ltd. (internet-based loyalty reward program management platform).

Mr. Carty has senior executive experience in the transportation industry, experience with financial restructurings, and experience on other corporate boards. This expertise informs his advice to our Board on the financial and operational issues we face.

William R. Davidson Director since July 8, 2014	71	Trucking Management, Inc. (multi-employer bargaining arm of the unionized general freight trucking industry): Senior Director (since 2013); Virginia Health & Welfare and Pension Funds: Employer Chairman (since 2005); Western States Health & Welfare Trust Funds: Trustee (since 2002); Retired, though acting consultant in the trucking industry (2009 – 2013); Roadway Express, Inc. (motor freight carrier company): Corporate Vice President (2003 – 2009), Area Vice President of Labor Relations, Southern Division (1994 – 2003), Western Division (1985 – 1994).

Mr. Davidson draws on his experience and knowledge of the trucking business with over 40 years in the industry. These inform his expertise in operational, union and labor relations matters.

The term of office of each Series A Director ends on the earlier of (i) the date on which no shares of Series A Preferred Stock are outstanding or the Series A Preferred Stock is subject to redemption pursuant to the certificate of designations; (ii) the death, disability, incapacity, retirement, resignation, disqualification or removal of a Series A Director by the holder of the Series A Preferred Stock; or (iii) the selection and qualification of a successor Series A Director.

Corporate Governance Structure and Function

Our Amended and Restated Certificate of Incorporation provides that our Board will consist initially of nine persons, with the precise number of directors, other than those who may be elected by the holders of one or more series of Preferred Stock voting separately by class or series (including the Series A Preferred Stock), fixed from time to time exclusively pursuant to a resolution adopted by the majority of the whole board. Our Board currently consists of ten persons. Mr. Kneeland has notified the Board that he plans to retire from the Board at the end of his current term and will not stand for re-election at the Annual Meeting. Upon the expiration of Mr. Kneeland’s current term at the Annual Meeting, the size of the Board will be reduced from ten to nine directors. As a result of the reduction in the size of the Board, seven of our directors are elected annually at each Annual Meeting by our Stockholders voting together as a single class. Two Series A Directors are selected by the IBT, as the holder of our Series A Preferred Stock. So long as the Series A Preferred Stock remains outstanding, the IBT will also be able to appoint one of its selected directors to each of the Audit & Ethics, Compensation, Governance and Finance Committees of the Board, provided that such director satisfies certain independence requirements set forth in our Bylaws.

We have a flexible governance structure in which our Board, assisted by its committees, directs our Company’s affairs.

Directors are encouraged to have direct dialogue with our management and internal auditors and may request attendance by management and internal and external auditors at Board and committee meetings.

We provide directors with tablet computers and an electronic portal through which they may review our corporate governance documents, compensation plans, Company policies, Board and committee minutes, continuing education materials, and reports and presentations prepared by management, internal and external auditors and other advisors in advance of each meeting. Directors are encouraged to review these materials prior to the meeting. We also use the portal to communicate with directors and solicit their opinions.

Our Legal Department makes continuing education opportunities available for directors to assist them in maintaining currency with legal and governance developments and trends.

The principal responsibility of our directors is to execute their fiduciary duties to promote the interests of our Stockholders and the long-term value of our Company. Directors may also consider the interests of other stakeholders, including lenders, customers, suppliers, employees, unions and the communities in which we operate.

Directors generally may rely without independent verification on recommendations, advice and information provided by management and outside experts on matters within their areas of expertise and competence, but are encouraged to independently challenge their assumptions and recommendations where appropriate.

Primary Responsibilities of the Board

As described in our Guidelines on Corporate Governance, our Board’s primary functions are:

•	overseeing the formation of and reviewing major strategies, plans and actions;

•	reviewing and evaluating our performance against broad financial and strategic objectives;

•	providing direction, advice and counsel to senior management;

•	selecting, compensating and evaluating our Chief Executive Officer (CEO) and other executive officers;

•	reviewing succession planning for our CEO and other executive officers;

•	selecting appropriate candidates for election as directors;

•	reviewing our systems and practices designed to bring about compliance with applicable laws and regulations, including our accounting and financial reporting obligations; and

•	reviewing the major risks we face and helping us to develop and oversee strategies to address those risks.

Director Independence

Our Guidelines on Corporate Governance and NASDAQ Listing Rules require that a majority of our Board be independent. Our Board has affirmatively determined that each director (other than Mr. Hawkins) does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is therefore independent in accordance with NASDAQ Listing Rule 5605 and the Director Independence Standards (Director Independence Standards) included in our Guidelines on Corporate Governance.

In making its determination, our Board evaluated the following relationships and affirmatively determined they did not materially affect the respective director’s objectivity or independence:

•

Mr. Kneeland serves as the President and Chief Executive Officer of United Rentals, Inc., which contracted to purchase approximately $31,100 in ordinary course transportation services from our subsidiaries during 2018, and the Company paid United Rentals approximately $13,300 for ordinary course transactions.

•

Mr. Doheny serves as a director of Eastman Kodak, which contracted to purchase approximately $22,700 in ordinary course transportation services from our subsidiaries in 2018 and the Company paid Eastman Kodak approximately $13,200 for ordinary course transactions.

•

Mr. Carty serves as a director of Wajax Industries Ltd., which contracted to purchase approximately $10,100 in ordinary course transportation services from our subsidiaries in 2018, and the Company paid Wajax approximately $20,900 for ordinary course transactions.

•

Mr. Davidson serves as a Senior Director for Trucking Management, Inc. (TMI), to which we paid approximately $886,200 for its services during 2018. Mr. Davidson is not an owner or executive officer of TMI and does not receive compensation based on the amount of business performed for us.

Board Diversity

Our Stockholders are better served when there is diversity of education, skill, age, experience, background, expertise and outlook on our Board. Our directors bring diverse backgrounds and experience to the Board that inform the Board’s oversight function. Our Guidelines on Corporate Governance express the belief that diversity, including differences in background qualifications and personal characteristics, is important to our Board’s oversight function.

Director Meeting Attendance

Our Board held seven meetings during 2018. Directors are expected to prepare for and make every effort to attend and participate in meetings of the Board and committees on which they serve. Our Guidelines on Corporate Governance provide that each director should strive to attend at least 75% of the total number of meetings of the Board and committees on which he or she serves. During 2018, each director attended at least 75% of those meetings.

Our Guidelines on Corporate Governance provide that directors are expected to attend annual Stockholder meetings in person or by telephone or other electronic means. Nine of our directors attended the 2018 Annual Meeting in person or by telephone.

Executive Sessions of Independent Directors

Our independent directors meet in regularly-scheduled executive sessions, with at least two executive sessions per year. Board committee members also regularly meet in executive sessions among themselves and with selected members of management and our internal and external auditors. The purpose of these executive sessions is to facilitate candid discussion about important matters affecting our Company.

Board and Committee Self-Assessment

To promote continuous improvement in our corporate governance processes, our Board and committees, led by our Governance Committee, conduct an annual self-assessment of their effectiveness. The results are tabulated and analyzed by the Governance Committee and used to identify and implement improvements in our governance processes.

Board Committees

Current committee memberships are as follows:

Audit & Ethics Committee	Compensation Committee	Governance Committee
Raymond J. Bromark*	Patricia M. Nazemetz*	James F. Winestock*
Douglas A. Carty	Douglas A. Carty	Michael J. Kneeland
Robert L. Friedman	Mathew A. Doheny	Patricia M. Nazemetz
Michael J. Kneeland

Finance Committee	Labor Committee	Business Strategy Committee
Matthew A. Doheny*	James F. Winestock*	Douglas A. Carty*
Douglas A. Carty	Matthew A. Doheny	Raymond J. Bromark
Robert L. Friedman	James E. Hoffman	Matthew A. Doheny
	Michael J. Kneeland	Robert L. Friedman
	Patricia M. Nazemetz	James E. Hoffman

*	Committee Chair

Mr. Kneeland will no longer be a member of the Compensation Committee, the Governance Committee or the Labor Committee when he departs from the Board at the time of the Annual Meeting.

The Chair of each committee handles the function of lead director for committee matters, serves as spokesperson for the committee, and provides recommendations and guidance to our Board, Board Chairman and management.

Each committee may retain its own legal and other advisors and conduct independent inquiries and investigations at our expense into matters under its oversight. Each committee has sole right to appoint and direct its own advisors, each of whom is accountable and reports directly to the committee.

Audit & Ethics Committee

Our Audit & Ethics Committee met five times during 2018.

The Audit & Ethics Committee was established in accordance with Exchange Act Section 3(a)(58)(A). Our Board has affirmatively determined that all members of the Audit & Ethics Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. The Board has also affirmatively determined that all members of the Audit & Ethics Committee meet the enhanced independence standards prescribed by NASDAQ Listing Rule 5605(c)(2)(A) and Exchange Act Rule 10A-3(b)(1). Our Board has additionally determined that all members of the Audit & Ethics Committee are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K, and meet the financial sophistication requirement in NASDAQ Listing Rule 5605(c)(2)(A). The Audit & Ethics Committee’s functions are described in its charter, which is available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com.

As described in its charter, the Audit & Ethics Committee’s responsibilities include:

•	overseeing our accounting and financial reporting process and the audit of our annual financial statements;

•	overseeing the quality and integrity of our financial reporting;

•	selecting and overseeing the qualifications, performance and independence of our independent registered public accounting firm (independent auditor);

•	reviewing and discussing our financial statements with management and the independent auditor;

•	reviewing the adequacy of our overall control environment, and reviewing and discussing with management and the independent auditor the adequacy and effectiveness of our system of internal controls;

•	overseeing risks relating to accounting and financial reporting matters and ethics and general compliance matters;

•	overseeing our internal audit function;

•	overseeing our compliance with legal and regulatory requirements; and

•	annually reviewing the adequacy of the Audit & Ethics Committee charter and conducting an evaluation of its own performance.

Our independent auditor is accountable and reports directly to the Audit & Ethics Committee. The Audit & Ethics Committee reviews our independent auditor’s independence and the overall scope and focus of the annual audit. The Audit & Ethics Committee discusses with our independent auditor any relationships or services that may affect its objectivity or independence. If the Audit & Ethics Committee is not satisfied with the independent auditor’s assurances of independence, it will take, or recommend that the Board take, appropriate action to ensure its independence.

Compensation Committee

Our Compensation Committee met eleven times during 2018.

Our Board has affirmatively determined that all members of the Compensation Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. Our Board has also affirmatively determined that all members of the Compensation Committee meet the enhanced independence standards prescribed by NASDAQ Listing Rule 5605(d)(2)(A) and Exchange Act Rule 10C-1(b)(1). All members of the Compensation Committee also qualify as non-employee directors under Exchange Act Rule 16b-3 and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (Tax Code). Our Compensation Committee’s functions are described in its charter, which is available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com.

As described in its charter, the Compensation Committee’s responsibilities include:

•	setting overall compensation policy and determining the compensation and benefits of our executive officers and other key officers other than our CEO;

•	reviewing and recommending for approval by the independent members of the full Board the compensation and benefits of our CEO;

•	reviewing and recommending the directors’ compensation for full Board approval;

•	overseeing the development and implementation of our health, welfare and retirement benefit plans;

•	overseeing equity and other incentive compensation programs;

•	overseeing the management of risks related to our compensation policies and practices;

•	reviewing the Compensation Discussion and Analysis for inclusion in the proxy statement filed with the SEC; and

•	annually reviewing the adequacy of the Compensation Committee charter and conducting an evaluation of its own performance.

The Compensation Committee has primary responsibility for determining our compensation programs for executive officers and directors. In evaluating the level of executive officer and director compensation, the Compensation Committee takes into consideration advice from its independent consultant and recommendations from senior management. The Compensation Committee has sole authority to engage and compensate a compensation consultant and determine its independence from management. The compensation consultant is accountable and reports directly to the Compensation Committee. See 2018 Director Compensation and Compensation Discussion and Analysis for additional information about the determination of director and NEO compensation for 2018.

Compensation Committee Interaction with Compensation Consultants

Since 2013, and for compensation decisions made in 2018, the Compensation Committee has engaged Pearl Meyer & Partners (Pearl Meyer), an executive compensation consulting firm, to assist with its review of the compensation programs for our executive officers and with the compensation disclosures in our proxy statement. In selecting Pearl Meyer, the Compensation Committee considered and assessed all factors specified under NASDAQ Listing Rules with respect to advisor independence and determined that Pearl Meyer is an independent advisor. As an independent advisor, Pearl Meyer reports to and is directed by the Compensation Committee, and provides no other services to the Company. Furthermore, based on our review, we are not aware of any conflict of interest that has been raised by the work performed by Pearl Meyer.

Governance Committee

Our Governance Committee met four times during 2018.

Our Board has affirmatively determined that all members of the Governance Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. The Governance Committee’s functions are described in its charter, which is available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com.

As described in its charter, the Governance Committee’s responsibilities include:

•	identifying, assessing and recommending qualified Board candidates;

•	developing the criteria for selecting Board candidates;

•	recommending for approval to the Board director candidates (other than those directors appointed by the holder of our Series A Preferred Stock, if applicable);

•	assisting the Board in assessing director independence;

•	reviewing the structure and charters of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership;

•	reviewing and approving related party transactions;

•	providing oversight of our Related Party Transaction Policy, our Securities Trading and Disclosure Policy and our Foreign Corrupt Practices Act Policy;

•	administering, reviewing and reassessing the adequacy of our Guidelines on Corporate Governance and recommending any proposed changes to the Board;

•	recommending other changes in corporate governance to the Board for approval from time to time;

•	overseeing annual evaluations of the Board and its committees;

•	reviewing management development and succession planning;

•	overseeing our enterprise risk management function; and

•	annually reviewing the adequacy of the Governance Committee charter and conducting an evaluation of its own performance.

Our Governance Committee has sole authority to retain and compensate search firms to assist in identifying and recruiting candidates for the Board.

All of the seven Board nominees identified in this proxy statement are current directors. The Governance Committee reviewed the qualifications of each nominee and recommended each nominee for election to the Board. The Governance Committee will consider director nominations from Stockholders in accordance with the stockholder nominating procedures described in Stockholder Proposals and Director Nominations for 2020 Annual Meeting and in the Company’s Bylaws. In addition to our Director Independence Standards, the following criteria from our Guidelines on Corporate Governance is used by our Governance Committee in considering candidates for director, including nominees submitted by Stockholders:

•

each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategy/policy-setting or senior executive level, and the ability to work well with others;

•

each director should have sufficient time available to devote to our affairs and carry out the responsibilities of a director. Directors are not qualified for service on the Board unless they are able to make a commitment to prepare for and attend Board and committee meetings on a regular basis;

•	each independent director should be free of any conflict of interest that would interfere with his or her independence or the proper performance of his or her responsibilities as a director; and

•	directors should utilize their unique experience and background to represent and act in the best interests of all stockholders as a group.

While the Governance Committee considers all of the factors described above, it may give greater weight to one factor or another when making nominating decisions. Our Governance Committee reviews annually the appropriate skills and characteristics required of directors in light of the current makeup of our Board, our Director Independence Standards, and NASDAQ and SEC rules. Board candidates nominated by Stockholders must meet the criteria described in this proxy statement, but will otherwise be considered on the same basis as candidates nominated by the Board. In addition, our Governance Committee may consider any other criteria for nominees it deems appropriate, including, but not limited to:

•	a nominee’s judgment, skill, education, diversity in accordance with our Guidelines on Corporate Governance, age, relationships, experience, and leadership and interpersonal skills;

•	the organization, structure, size and composition of the Board and the interplay of the nominee’s experience with the experience of other nominees;

•	the qualifications and areas of expertise needed to further enhance the Board’s deliberations and oversight; and

•	the extent to which the nominee would be a desirable addition to the Board and its committees.

Finance Committee

Our Finance Committee met five times during 2018.

Our Board has affirmatively determined that all members of the Finance Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards.

As described in its charter, the Finance Committee’s responsibilities include:

•	overseeing and reviewing our capital budgets, financing plans, financing transactions and extraordinary transactions, and recommending them for approval by the Board;

•	reviewing and approving the definitive financial terms of agreements relating to our financing transactions and significant acquisitions or divestitures that have been approved by the Board;

•	reviewing and approving our financial policies, including cash management and borrowing and dividend policies; and

•	annually reviewing the adequacy of the Finance Committee charter and conducting an evaluation of its own performance.

Business Strategy Committee

Our Business Strategy Committee met seven times during 2018.

As described in its charter, the Business Strategy Committee’s responsibilities include providing the Board and management of the Company and its subsidiaries with advice and oversight to:

•	facilitate the coordinated and comprehensive analysis of the industry-specific economic environment; and

•	develop strategic initiatives across all the Company’s operating segments, in each case to maximize operational flexibility in responding to competitive and other market-related influences.

Labor Committee

Our Labor Committee met eleven times during 2018.

As described in its charter, the Labor Committee’s responsibilities include providing advice and guidance to the Board and management of the Company and its subsidiaries in developing and evaluating objectives and strategies in connection with the renegotiation of the National Master Freight Agreement and applicable Supplemental Agreements (collectively, NMFA), which was originally scheduled to expire on March 31, 2019, primarily through the following activities:

•	reviewing current and historical information related to operational performance, financial performance, and prior NMFA negotiations;

•	meeting with Company management to review opportunities and challenges presented by the NMFA and upcoming NMFA negotiations;

•	serving as a liaison between the Board and Company management on issues related to NMFA negotiations;

•	providing input to Company management, as needed, in developing an overall strategy and approach for NMFA negotiations; and

•	assisting Company management, as needed, in presenting any items requiring Board approval to the Board.

Unless extended by the Board, the Labor Committee will be terminated automatically upon the renegotiation of the NMFA. On March 21, 2019, the parties to the NMFA reached a tentative agreement in principle on the terms of a new NMFA and agreed to extend the expiration of the current NMFA until May 31, 2019. The extension is designed to allow the Teamster National Freight Industry Negotiating Committee to conduct a ratification vote with respect to the new NMFA.

Board Leadership Structure

Our Bylaws require that the offices of Chairman of the Board and CEO be held by separate individuals and our Guidelines on Corporate Governance require that the Chairman be an independent director. We believe separation of the offices of Chairman and CEO is appropriate under our circumstances because it helps preserve our Board’s independence and objectivity, provides an appropriate division of labor between our CEO and Chairman, and contributes to our effective governance, in part by having an independent Chairman available to counsel our CEO and facilitate his interactions with the Board. James E. Hoffman, who brings executive leadership and corporate governance experience to the Board, serves as our Chairman and leads the Board of Directors. Darren D. Hawkins brings transportation industry knowledge and expertise, along with extensive experience with our Company to his role as our CEO.

In light of the requirement that our Chairman be an independent director, our Board does not have a lead independent director.

Our business and affairs are managed under the oversight of our Board. There are currently ten members of the Board (nine members at the time of the Annual Meeting after giving effect to Mr. Kneeland’s retirement from the Board). The six standing committees—Audit & Ethics, Compensation, Governance, Finance, Business Strategy, and Labor —are an integral part of our Board leadership structure. These committees, all of whose members are independent directors, are discussed in more detail above. In determining the membership of each standing committee, the Governance Committee considers each director’s unique skills and experience in relation to the committee(s) on which he or she serves and the particular needs of each committee.

Our leadership structure also includes an experienced and energetic management team that provides information, business intelligence, reports and opinions to the Board on a regular basis. The Board and committees also rely on the advice of counsel, accountants, executive compensation consultants, internal and external auditors, and other expert advisors.

A robust committee framework sustains lines of communication among directors and with management. Regularly scheduled management reports and presentations, based upon strategic, operational, financial, legal and risk management aspects of our business, provide vital information to our Board and committees. Directors have complete access to our CEO, Chief Financial Officer and other members of our senior management team.

The Board’s role is to oversee, counsel and direct our senior management team. The role of our executive officers is to develop and implement corporate strategy, conduct our operations, manage our material risk exposures, and implement Board directives. Our Board endeavors to strike an appropriate balance between effective oversight and undue interference with our executives in the conduct of our affairs. We believe our leadership structure is effective because the Board and management respect one another’s roles and work collaboratively to promote stockholder value.

The Board’s Role in Risk Management

Management is primarily responsible for identifying, assessing and managing our material risk exposures. The Board’s role is to oversee the systems and processes used by management to address those risks.

Management’s processes for identifying, assessing and managing material risk exposures are described in its strategic plan, which is updated by management and reviewed by the Board on an annual and periodic basis.

The Board has delegated specific risk oversight responsibilities to its standing committees as follows:

•	the Governance Committee oversees our enterprise risk management process;

•	the Audit & Ethics Committee oversees risks related to accounting and financial reporting matters and ethics and general compliance matters; and

•	the Compensation Committee oversees risks related to compensation policies and practices.

Pursuant to its charter, the Governance Committee oversees management’s systems and processes for the identification, assessment and management of material risk exposures. These include:

•	business and reputational risk;

•	legal, regulatory and internal policy compliance risk;

•	information technology, governance and security risk;

•	corporate governance risk;

•	cargo claims, workers’ compensation and third party liability claims;

•	fraud risk;

•	financial covenant compliance risk;

•	disclosure risk;

•	competitive and economic risk;

•	credit, liquidity and going concern risk;

•	profitability and margin risk;

•	tax risk; and

•	crisis management risk.

Management reports regularly to the Governance Committee on material risk exposures and its risk management approach, policies, systems and practices. The Governance Committee evaluates management’s risk appetite and the appropriateness of risks assumed and managed within that context. The Governance Committee reports to the full Board on management’s briefings and its own analysis and conclusions regarding our risk management process. The Governance Committee discusses with our Audit & Ethics Committee our accounting and financial reporting risk profile, key risk exposures and the steps management has taken to monitor and control such exposures.

The Audit & Ethics Committee’s oversight of risks related to accounting and financial reporting includes reviewing the adequacy of our overall control environment and financial reporting function and controls related to selected areas presenting significant financial risk. The Audit & Ethics Committee also evaluates key financial statement issues and risks, their potential effect on our financial reporting, and the process used by management to address them. The Audit & Ethics Committee reports to the full Board its analyses and conclusions regarding our accounting and financial reporting risks.

The Board and each committee may retain independent legal and other advisors to advise and assist them in carrying out their risk oversight responsibilities.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Patricia M. Nazemetz (Chair), Douglas A. Carty, Matthew A. Doheny and Michael J. Kneeland. Currently and at all times during 2018, none of our executive officers served on the compensation committee or as a director of another entity where an executive officer of that entity also served on our Compensation Committee or the Board. None of the individuals serving as members of the Compensation Committee are now or were previously an officer or employee of the Company.

2018 DIRECTOR COMPENSATION

Director Compensation Plan

Our Board adopted a Director Compensation Plan in 2011, which was amended and restated in December 2013 and further amended and restated in May 2015, under which our 2018 non-employee director compensation was granted (2018 Director Compensation Plan). The 2018 Director Compensation Plan described the compensation our non-management directors were eligible to receive, consisting of:

•

an annual cash retainer of $75,000 for service on the Board (or $125,000 for service as Chairman of the Board) and a cash retainer for service as a committee chair (Governance Committee – $10,000, Finance Committee – $15,000, Compensation Committee – $15,000, and Audit & Ethics Committee – $25,000). No additional compensation is paid for attendance or participation at Board or committee meetings. Committee members receive no retainers for committee service. Directors elected during the year are to receive all of their prorated retainer fees in cash for the year in which they are elected;

•	reimbursement of costs and expenses incurred attending Board and committee meetings; and

•

on the date of the annual meeting of Stockholders, an award of fully vested RSUs, with the number of underlying shares equal to $125,000 divided by the 30-day average closing price of our Common Stock preceding the grant date.

Common Stock underlying the RSUs granted in 2018, although vested, will not be delivered and is deferred until the non-management director is no longer a member of the Board. Grants of RSUs are made pursuant to a standard form of restricted stock unit agreement for non-employee directors.

In addition to the 2018 Director Compensation Plan described above, non-employee directors who serve on our Labor Committee or Business Strategy Committee, which Committees were formed in May 2018, receive an additional $40,000 per year for service on each such committee.

Director Compensation

The table below provides information on the compensation of our non-employee directors for the year ended December 31, 2018. As required by applicable SEC rules, the disclosure in this section covers all persons who at any time served as a director during 2018, other than Mr. Welch, who also served as our former CEO until he stepped down as CEO on April 30, 2018, and Mr. Hawkins, who has since served as our CEO. Mr. Welch retired from the Board on July 30, 2018 and Mr. Hawkins was appointed to fill the vacancy on the same date. Messrs. Welch and Hawkins received no compensation for serving as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Raymond J. Bromark	130,000	120,557	487	251,044
Douglas A. Carty	105,000	120,557	487	226,044
William R. Davidson	75,000	120,557	487	196,044
Matthew A. Doheny	150,000	120,557	487	271,044
Robert L. Friedman	105,000	120,557	487	226,044
James E. Hoffman	185,000	120,557	487	306,044
Michael J. Kneeland	105,000	120,557	487	226,044
Patricia M. Nazemetz	120,000	120,557	487	241,044
James F. Winestock	115,000	120,557	487	236,044

(1)

Amounts represent the grant date fair value of the annual award of RSUs granted on May 1, 2018 under the Director Compensation Plan. No assumptions were necessary to determine the grant date fair value. Each director was granted a number of RSUs equal to $125,000 divided by $8.55 (the 30-day average closing price of our Common Stock preceding the grant date). The grant date fair value of the awards was determined by multiplying the number of RSUs granted by the closing price of our Common Stock on the grant date, which was $8.25. Common Stock underlying such RSUs, although vested, will not be delivered and is deferred until the director is no longer a member of the Board.
(2)	Includes a holiday gift valued at $337 and reimbursement for taxes of $150 for each director.

Equity Ownership Requirements

We do not have an express equity ownership requirement for non-management directors. However, our 2018 Director Compensation Plan provided equity-based compensation in the form of RSUs that must be held until the individual is no longer serving on the Board. Beginning in 2019, equity-based compensation in the form of RSUs may be settled either on the date that is three years after the grant date, on such later date after the grant date as specified by the individual, or held until the individual is no longer serving on the Board, at the election of the individual director at the time of receiving the award. We believe this share retention requirement negates the need for a separate stock ownership requirement for non-management directors.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Context and Pay Structure

Heading into 2018, management was focused on growing revenue and improving yield while also investing capital in revenue equipment and technology. As these were similar objectives to 2017, the core compensation structure and incentive plan designs for 2018 remained virtually the same as 2017.

2018 Company Performance Highlights

The Company achieved the following important performance highlights consistent with its goals for 2018:

•	Achieved consolidated revenue of $5,092.0 million, a 4.1% increase over 2017

•	Achieved consolidated Adjusted EBITDA of $337.5 million, an improvement of $63.3 million, or 23.1%, over 2017

•	Reduced total outstanding debt by $36.1 million, further de-risking our balance sheet and reducing long-term debt

•	Reduced total debt-to-Adjusted EBITDA ratio as of December 31, 2018 to 2.64 times compared to 3.38 times as of December 31, 2017

•	Reinvested $358.0 million in the business through capital expenditures and new operating leases for revenue equipment and technology.

2018 Executive Compensation Highlights

Our strong 2018 financial results are reflected in actual 2018 compensation levels for our NEOs, as all NEOs received a short-term incentive plan payout at 155% of target. This contrasts to 2016 and 2017, where operational results did not result in short-term incentive plan payouts for those years.

In reviewing Company performance and earned executive pay for 2018, the Compensation Committee believes that the executive compensation program achieved its objective of aligning pay and performance, and therefore validates the following fundamental pay framework:

•	Market competitive base salaries

•	Meaningful short-term incentive opportunities tied to challenging financial goals

•	Long-term incentives tied to executive retention and opportunity for stock price improvement

•	Minimum executive stock ownership requirements

Despite our strong financial results in 2018, the Company’s stock price declined from approximately $14.99 per share at the beginning of the year to approximately $3.15 per share at the end of the year. This decline in stockholder value translated into a decline in the value of the restricted stock awarded to our NEOs in February 2018, as well as a decline in the value of our NEO’s total stock holdings, a minimum level of which is required by our Executive Stock Ownership Policy.

Certain Non-GAAP Financial Measures

For a discussion of our use of non-GAAP financial measures, including why we believe them to be useful to our investors, and a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA on a consolidated basis and operating income to Adjusted EBITDA on a segment basis, see pages 33-34 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2018.

Named Executive Officers

The table below lists our NEOs for 2018, their titles during 2018, and the period during which they held those titles.

Name	Title	Period
James L. Welch(1)	Former Chief Executive Officer	From July 2011 to April 2018

Darren D. Hawkins(2)	Chief Executive Officer	Since April 2018

	President and Chief Operating Officer	From January 2018 to April 2018

Stephanie D. Fisher	Chief Financial Officer	Since May 2017

Justin M. Hall	Chief Customer Officer	Since June 2016

Thomas J. O’Connor	President, YRC Freight	Since January 2018

Scott D. Ware	President, USF Holland and Chief Network Officer, YRC Worldwide	Since October 2018

	President, USF Holland	From May 2012 to October 2018

(1)	Mr. Welch stepped down as CEO of the Company on April 30, 2018, and after serving as Senior Advisor, he retired from the Company on July 31, 2018.
(2)	Effective April 30, 2018, the Board appointed Mr. Hawkins as CEO of the Company.

The Role of Say-On-Pay Votes

As selected by our Stockholders at our 2018 Annual Meeting of Stockholders and approved by our Board, an advisory vote to approve the compensation of our NEOs (say-on-pay proposal) is held annually. At our 2018 Annual Meeting of Stockholders, approximately 91% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes the beneficiaries of our executives’ efforts should have a say in how those executives are compensated and will continue to consider the outcome of votes on say-on-pay proposals when making future compensation decisions for our NEOs.

Compensation Philosophy and Objectives; Components of Executive Compensation

Our Compensation Committee establishes our compensation philosophy and oversees our executive compensation program. Our Board approves our CEO’s compensation.

Our fundamental goal is to create sustainable long-term value for our Stockholders. To help achieve this goal, the primary objectives of our compensation program are to:

•	attract, retain, and motivate a committed, high-performing management team;

•	align the interests of our executives with the long-term interests of our Stockholders by tying a portion of NEO compensation to equity-based awards; and

•	drive the short-term performance required to create sustainable long-term value by providing incentives tied to superior performance.

Our executive compensation program has reflected our unique and challenging circumstances and has served to balance risk and reward as we have strived to de-risk our balance sheet, improve our profitability and position the Company for long-term stockholder value creation.

Determining Executive Compensation

The Compensation Committee has primary responsibility for determining the compensation packages for our NEOs. In making its determinations, the Compensation Committee considers a variety of factors, including the Company’s operating performance and financial strength, the needs of the business to attract, motivate, and retain experienced executives, the unique skills and abilities of individual executives, competitive market data and advice provided by the Compensation Committee’s independent consultant, and additional information and recommendations made by our CEO and other members of our executive leadership. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation.

The Role of Benchmarking

The Compensation Committee has not engaged in benchmarking any specific elements of compensation paid to our NEOs because, in part, it believed that no other companies suitable for benchmarking faced similar circumstances as we did. Nonetheless, the Compensation Committee recognizes that our success is dependent on our ability to attract and retain skilled executive officers and that the Company is at risk for employees leaving our Company to join our known competitors where compensation packages may be more attractive. Thus, the Compensation Committee does review and consider the compensation paid by our known competitors, in terms of the elements of pay, total available pay opportunities, and compensation actually received, in each case with the goal of establishing executive compensation packages that will be attractive to our NEOs and competitive with those companies in our identified peer group. In this regard, the Compensation Committee has requested and reviewed competitive market pay information from its independent consultants from time to time, including from its independent consultant, Pearl Meyer, during each of the years from 2015 through 2018.

The competitive market data provided by Pearl Meyer was based, in part, on the following peer group that was developed by Pearl Meyer and approved by the Compensation Committee:

• ArcBest Corporation • C.H. Robinson Worldwide, Inc. • XPO Logistics, Inc. • Expeditors International of Washington, Inc. • Roadrunner Transportation Systems, Inc.	• Hub Group, Inc. • J.B. Hunt Transport Services, Inc. • Landstar System, Inc. • Old Dominion Freight Line, Inc. • Saia, Inc.	• Ryder System, Inc. • Knight-Swift Transportation Holdings Inc. • Universal Logistics Holdings, Inc. • Werner Enterprises, Inc.

Based on the competitive market data of the peer group of companies listed above, the Compensation Committee focuses on providing a competitive compensation package that will allow us the opportunity to attract and retain key executive personnel. While we compete with a number of the companies in the peer group above for talent, the Compensation Committee recognizes that there are fundamental differences in our operating and capital structure compared to the peer group of companies listed above that cause our operating results and financial performance to differ from the peer group companies. This is the case even where the industry and our business operations are similar. These differences include, but are not limited to, our collective bargaining agreements and related benefit funding obligations, each of which places us at a competitive disadvantage. We also remain somewhat challenged by our level of indebtedness, despite ongoing and deliberate actions of the current management team to continue reducing the debt incurred by their predecessors in the mid-2000s and de-risking our balance sheet.

The Role of Consultants

The Compensation Committee has the exclusive authority to engage an independent compensation consultant and to direct the work of any such consultant selected. For compensation decisions for the executive officers and the non-employee directors in each of the years from 2015 through 2018, after considering the independence criteria established by the SEC, the Compensation Committee engaged Pearl Meyer as its independent consultant. Pearl Meyer reports directly to the Compensation Committee and provides no other services to the Company. See Structure and Functioning of the Board—Board Committees—Compensation Committee Interaction with Compensation Consultants for additional information.

Performance Measures Used in Our Incentive Program

We used Adjusted EBITDA (in dollars) and revenue as the primary performance measures for our annual cash incentive program in 2018. Adjusted EBITDA, which was weighted at 75% of the short-term program, is an important and commonly used measure in our industry and by our management to evaluate our core operating performance and a key component of our term loan credit agreement financial covenants. The Compensation Committee believes Adjusted EBITDA is an appropriate performance goal for incentive compensation because improvement in our core operating performance and compliance with the financial covenants are imperative for our short-term and long-term success. Revenue was weighted at 25% of the short-term program for 2018. We also considered individual operating company performance, unlevered free cash flow, and safety as supplemental performance measures for discretionary adjustments to our 2018 cash incentive program.

Adjusted EBITDA and unlevered free cash flow are non-GAAP measures. Defined in our credit facilities as “Consolidated EBITDA,” Adjusted EBITDA is a measure that reflects our earnings before interest, taxes, depreciation, and amortization expense, and is further adjusted for, among other things, certain net gains or losses on property disposals, letter of credit expenses, transaction costs related to issuances of debt, non-recurring consulting fees, permitted dispositions and discontinued operations, equity-based compensation expense and non-union pension settlement charges. We believe our presentation of Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors and financial analysts to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the Company is tracking against our financial covenants in our term loan credit agreement, as this measure is calculated as prescribed in our term loan credit agreement and serves as a driving component of key financial covenants. For these reasons, Adjusted EBITDA is deemed an appropriate measure by our Compensation Committee in measuring our executives’ performance. Unlevered free cash flow is defined as our operating cash flow minus gross capital expenditures, plus proceeds from disposals of property and equipment and excludes interest payments on our indebtedness.

Description of Compensation Components

Base Salary

Base salary for our NEOs considers their experience, level of responsibility, peer group comparisons, and internal pay equity considerations among executive officers.

2018 Annual Incentive Plan (2018 AIP)

The purpose of our 2018 AIP was to motivate and reward executives for short-term improvements in Adjusted EBITDA, revenue, and other measures that contribute to steady increases in stockholder value. As was the case in 2017, revenue was included as a performance metric under the 2018 AIP to better align with the performance metrics of the Company’s industry peers. The Compensation Committee established 2018 performance targets that it believed would be challenging to achieve based on the business forecast information that was available to it in early 2018.

The incentive pool of the 2018 AIP would be funded only upon achievement of the pre-determined threshold level of Adjusted EBITDA, measured at the consolidated Company level (Consolidated). In 2018, if we achieved the threshold level of Adjusted EBITDA and the threshold level of revenue, the incentive pool would have been $2.2 million, and if we achieved target level of Adjusted EBITDA and target level of revenue, the incentive pool would have been $8.9 million. If we achieved the maximum level of Adjusted EBITDA and the maximum level of revenue, the incentive pool would have been $17.9 million. The actual incentive pool would be determined on a linear basis between threshold and maximum, weighing Adjusted EBITDA at 75% and revenue at 25%.

The following were the threshold, target, and maximum Adjusted EBITDA and revenue funding levels for 2018, the actual Adjusted EBITDA and actual revenue levels achieved, and the associated funding earned for the year:

Adjusted EBITDA			2018 Actual
Threshold	Target	Maximum	Adjusted EBITDA	% of Target Opportunity Funded
$280.0 million	$300.4 million	$345.5 million	$337.5 million	112.4%

Revenue			2018 Actual
Threshold	Target	Maximum	Revenue	% of Target Opportunity Funded
$4,904.2 million	$5,162.3 million	$5,420.4 million	$5,092 million	98.6%

Once the funding level is determined, the amount of incentives paid is further evaluated based upon the following supplemental measures: individual operating company performance, unlevered free cash flow, and safety measured at the individual operating company level.

In February 2019, the Compensation Committee assessed our 2018 performance against the pre-determined performance targets. For 2018, we achieved Adjusted EBITDA and revenue at levels that resulted in a payout of 155% of target. Target was based on 150% of salary for all NEOs other than Mr. Welch, for whom his target was 275% of his salary (and for which payout would be prorated based on actual 2018 service), and for Mr. Hawkins, for whom his target was 225% of his salary for the portion of the year he served as CEO and 150% before that.

2018 Long-Term Incentive Plan (2018 LTIP)

Our 2018 LTIP uses equity incentive awards to motivate greater long-term performance and to provide retention incentives for our key employees. Equity incentive awards also serve to align executive and stockholder interests.

Our 2018 LTIP equity incentive awards consisted solely of grants of time-based restricted shares in the following amounts (expressed as a percentage of base salary): Messrs. Hawkins, Hall, Ware and Ms. Fisher, 50%; and Mr. O’Connor, 42.7%. For the 2018 restricted stock awards, the Committee approved returning to a 3-year ratable vesting schedule as opposed to a 3-year cliff vesting schedule. This was done primarily to increase the near term retention strength of the long-term incentive program given the lack of short-term incentive payouts in the prior two years (2016 and 2017) and the importance of retaining key employees during the NMFA contract negotiation process in 2018 and 2019. In connection with Mr. Hawkins becoming our CEO, he was awarded a one-time equity grant valued at $1.0 million, which vests in equal installments on the grant date and the first and second anniversaries of the grant date. As a result of Mr. Welch’s retirement, he did not receive an equity incentive award under the 2018 LTIP, but he did enter into a stock agreement with the Company in February 2018 that vested 100% on his retirement date. For 2018, performance stock units were not part of our executive compensation program. See Executive Compensation—Summary Compensation Table for additional information regarding the 2018 grants.

Benefit Plans

All NEOs are eligible to participate in our health and welfare plans, including those providing medical, pharmacy, dental, vision, life insurance, and accidental death and dismemberment benefits, on the same basis as our other non-union employees. Our NEOs pay the same price for their elected benefits as other non-union employees. Pursuant to Mr. Welch’s severance agreement, we paid the premiums for his medical and dental coverage under our health and welfare plans, and he is provided with a $500,000 term life insurance policy.

Our NEOs may participate in our defined contribution 401(k) plan, a tax-qualified retirement savings plan. The Tax Code limits the contributions NEOs and other highly-compensated employees can make to the 401(k) plan. We make nondiscretionary matching cash contributions equal to 50% of participant contributions, up to a maximum employer contribution of 3% of a participant’s eligible salary or wages.

We sponsor two qualified defined benefit pension plans for employees of our Company and certain participating subsidiaries who began employment with us before January 1, 2004. We froze benefit accruals under these plans on July 1, 2008. Messrs. Welch and Hawkins participate in the Yellow Corporation Pension Plan, and Mr. O’Connor participates in the Roadway LLC Pension Plan, based upon their service prior to that date. See Executive Compensation—Pension Benefits for a discussion of these qualified pension plans.

Severance Policy and Other Termination-of-Employment Benefits

In February 2015, the Compensation Committee adopted a new severance policy (Severance Policy) to establish post-termination compensation to corporate and operating company executives. The Severance Policy provides that to be eligible for any post-termination compensation, the employee must first execute a separation agreement containing appropriate confidentiality and other provisions. The terms of these agreements may vary in the Compensation Committee’s discretion. Executive officers who are not party to a severance agreement will be entitled to a severance amount equal to 18 months’ salary, vice presidents and above will be entitled to six months’ salary, and directors will be entitled to three months’ salary, payable in regular installments over the specified period. Severance is payable under the Severance Policy only upon involuntary termination without cause. Change in control-related severance amounts are paid in a lump sum.

The period during which the executive receives post-termination compensation, or the Inactive Employment Period, begins 60 days following termination. During this period, the terminated executive may elect to receive COBRA continuation coverage at the rate payable by other terminated non-union employees through the end of the Inactive Employment Period or until the terminated executive becomes entitled to other employer-provided health plan coverage, but the Company does not reimburse such coverage. The terminated executive’s other benefits (pension, 401(k), disability, incentive compensation, etc.) cease on the termination date.

Recipients of equity incentive awards may be entitled to accelerated or prorated vesting of those awards under certain circumstances. Unvested equity awards will not vest upon a Change of Control (as defined in the applicable award agreement) unless there is a termination without Cause (as defined in the applicable award agreement) or a resignation for Good Reason (as defined in the applicable award agreement) within 12 months of the Change of Control. See Executive Compensation—Potential Payments upon Termination or Change of Control—Equity Award Agreements.

At December 31, 2018, the Severance Policy and other termination of employment benefits were applicable to Ms. Fisher and Messrs. Hall, O’Connor, and Ware, but not Mr. Hawkins, who was party to a severance agreement. See Executive Compensation—Potential Payments upon Termination or Change of Control—Hawkins Severance Agreement. Mr. Welch stepped down as CEO of the Company on April 30, 2018, retired on July 31, 2018, and was party to a severance agreement with the Company.

Executive Stock Ownership Policy

In February 2018, we implemented a new executive stock ownership policy that requires all executive officers to own the number of shares of our Common Stock equal to the fixed number of shares owned at the time the policy was adopted or at the time the new executive is added to the policy. All executive officers are subject to the executive stock ownership policy. The required salary multiple for each such executive is 1.5, except for our CEO, whose required salary multiple is 3.0. Each executive must comply with the executive stock ownership policy by the later of the fifth anniversary of its adoption or the date the individual is promoted or hired as an executive officer. Prior to the fifth anniversary, the executive officer may only sell to the extent he or she holds at least 50% of his or her total holding requirement after giving effect to the sale. The total holding requirement includes both vested and unvested common shares. The minimum share ownership guidelines are intended in part to ensure that executive officers have a financial stake in the Company that is aligned with that of our Stockholders.

Incentive Compensation Recovery Policy

In December 2007, the Compensation Committee adopted an executive compensation recovery policy that allows the Compensation Committee, in its sole discretion, to recover from executive officers any annual and long-term incentive compensation that is based upon financial statements required to be restated as a result of errors, omissions, or fraud, regardless of whether an executive officer causes the restatement. The incentive compensation subject to recovery is that which exceeds the compensation that would otherwise have been granted based upon the restated financial results, but only to the extent of unvested or deferred equity awards. The Compensation Committee will consider the impact of taxes previously paid or withheld when determining whether, and to what extent, to recover incentive compensation.

Limitations on Deductibility of Executive Compensation

Prior to the Tax Cuts and Jobs Act (Tax Reform) that was signed into law on December 22, 2017, Section 162(m) of the Tax Code placed a $1 million limit on the amount of compensation the Company could deduct in any one year for compensation paid to our CEO and to certain of our other NEOs unless the compensation qualified as “performance-based compensation.” The Tax Reform repeals the “performance-based compensation” exception for tax years beginning after December 31, 2017 and, as a result, compensation paid to certain of our executive officers in excess of $1 million in 2018 and beyond will not be deductible unless it qualifies for transition relief applicable to binding written agreements in effect on November 2, 2017 and not materially modified thereafter. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Restrictions on Pledging Common Stock Awards and Abusive Trading Practices

Our Securities Trading and Disclosure Policy prohibits our directors and officers from placing their Common Stock in a margin account with a broker or pledging their Common Stock as collateral to secure a debt. The policy also prohibits abusive trading practices involving our Common Stock, such as short-sales or hedging against market risk. Based upon information submitted by our directors and executive officers, we do not believe any Common Stock held by them has been placed in a margin account or pledged as security for a loan.

Compensation Risk Assessment

Our Compensation Committee has reviewed our compensation policies and practices, including incentive programs, to ensure they do not encourage unreasonable or excessive risk-taking. Based upon this review, we believe our compensation policies and practices are not reasonably likely to expose us to unreasonable or excessive risk that could have a material adverse effect on us. We believe our practice of providing a significant portion of compensation in the form of long-term equity compensation and using multiple performance measures in our incentive plans serve to balance risk and reward. We also maintain a prohibition on hedging and an incentive compensation recovery policy to mitigate undue risk associated with compensation.

Compensation Decisions for 2019

Due to the fact that the 2017 and 2018 executive compensation structures were focused on short-term results, the Committee decided that the 2019 compensation structure should instead focus on long-term results. Accordingly, the compensation opportunity that had been provided in the form of a short-term incentive in 2017 and 2018 was moved into a long-term incentive opportunity for 2019, effectively keeping the total compensation opportunity the same but altering the compensation mix. Additionally, the form of long-term incentive for 2019 was changed to be performance-based restricted stock awards instead of time-based restricted stock awards, with the performance condition for vesting being a specified stock price target to be achieved prior to December 31, 2020. Fifty percent of earned restricted stock awards will also be subject to time-based vesting. The resulting 2019 compensation structure has no short-term cash incentive opportunity based on 2019 results, but the Committee believes the long-term equity incentive will retain focus and accountability for short-term results that yield significant increases in stockholder value in the short and the long term. The Committee believes that this is the most effective structure for 2019, but will likely return to a more market-based and balanced compensation structure in future years.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018.

Patricia M. Nazemetz, Chair

Douglas A. Carty

Matthew A. Doheny

Michael J. Kneeland

EXECUTIVE COMPENSATION

The tables below provide information on our NEO compensation in 2018, 2017 and 2016, as applicable.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)(5)	Total ($)
James L. Welch(6)	2018	525,000	—		1,485,829	—	2,237,813	—	82,606	4,331,248
Former Chief Executive Officer	2017	891,667	—		1,244,971	—	—	29,000	26,101	2,191,739
	2016	850,000	—		2,523,065	—	—	19,000	6,146	3,398,211

Darren D. Hawkins(7)	2018	708,814	—		1,412,564	—	2,208,750	—	95,553	4,425,681
Chief Executive Officer	2017	521,833	—		244,382	—	—	27,000	27,544	820,759
	2016	481,000	—		475,924	—	—	25,000	7,012	988,936

Stephanie D. Fisher	2018	400,000	—		141,214	—	930,000	—	29,103	1,500,317
Chief Financial Officer	2017	358,285	43,205	(8)	138,334	—	—	—	45,078	584,902

Justin M. Hall	2018	410,000	—		144,739	—	953,250	—	69,853	1,577,842
Chief Customer Officer	2017	410,000	—		189,045	—	—	—	92,651	691,696
	2016	239,167	50,000	(9)	441,177	—	—	—	39,756	770,100

Thomas J. O’Connor	2018	585,000	—		176,510	—	1,162,500	—	206,736	2,130,746
President, YRC Freight

Scott D. Ware	2018	449,643	—		150,033	—	1,162,500	—	28,480	1,790,656
President, USF Holland and Chief Network Officer, YRC Worldwide	2017	419,577	—		195,971	—	—	—	23,781	639,329
	2016	395,000	—		390,832	—	—	—	5,262	791,094

(1)	See Compensation Discussion and Analysis—Description of Compensation Components—Base Salary for a discussion of base salaries for 2018.
(2)

Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 of time-vested restricted Common Stock and performance stock units, as applicable, granted to our NEOs on the dates shown in the tables below. The fair value of each grant of time-vested restricted Common Stock is determined using the closing market price of our Common Stock on the grant date. Management estimates the fair value of each grant of performance stock units by using the closing market price of our Common Stock on the grant date. This grant date fair value assumes that each participant earns the target performance stock award, which is considered the probable outcome on the date of grant.

The number of shares of time-vesting Common Stock and performance stock units awarded to each of our NEOs, the grant date determined in accordance with FASB ASC Topic 718, and the closing price of our Common Stock on the grant date are as follows:

2018 Grants

Name	Restricted Stock	Grant Date	Closing Price ($)
James L. Welch	146,243	2/13/2018	10.16
Darren D. Hawkins	43,433	2/13/2018	10.16
Darren D. Hawkins	116,741	4/30/2018	8.32
Stephanie D. Fisher	13,899	2/13/2018	10.16
Justin M. Hall	14,246	2/13/2018	10.16
Thomas J. O’Connor	17,373	2/13/2018	10.16
Scott D. Ware	14,767	2/13/2018	10.16

2017 Grants

Name	Restricted Stock	Grant Date	Closing Price ($)
James L. Welch	96,360	2/22/2017	12.92
Darren D. Hawkins	18,915	2/22/2017	12.92
Stephanie D. Fisher	10,707	2/22/2017	12.92
Justin M. Hall	14,632	2/22/2017	12.92
Scott D. Ware	15,168	2/22/2017	12.92

2016 Grants

Name	Restricted Stock	Performance Stock Units	Grant Date	Closing Price ($)
James L. Welch	149,648	149,648	2/26/2016	8.43
Darren D. Hawkins	28,228	28,228	2/26/2016	8.43
Justin M. Hall	23,977	23,977	6/1/2016	9.20
Scott D. Ware	23,181	23,181	2/26/2016	8.43

If the highest level of performance conditions were achieved in 2016, then the grant date fair value of the performance stock units for each NEO would have been as follows: Mr. Welch, $2,523,065; Mr. Hall, $441,177; Mr. Hawkins, $475,924; and Mr. Ware, $390,832. The Compensation Committee determined that we did not achieve threshold performance under the 2016 LTIP and all performance stock units granted in 2016 were forfeited.

(3)

Only Messrs. Welch, Hawkins, and O’Connor are eligible to participate in our pension plans. The amounts reported in this column represent the aggregate change in the actuarial present value of the accumulated benefits under our qualified defined benefit pension plans. The accumulated benefits for Messrs. Welch, Hawkins, and O’Connor under our pension plans are due to their years of prior service with us. Benefit accruals under our pension plans were frozen on July 1, 2008. In 2018, the aggregate value of Mr. Hawkins’ pension benefits decreased by $18,000, the aggregate value of Mr. Welch’s pension benefits decreased by $241,000, and the aggregate value of Mr. O’Connor’s pension rate decreased by $44,000. The decrease in benefits in 2018 was due to an increase in the interest rate used to calculate the present value of the benefits.

(4)	All other compensation for 2018 includes the following:

Name	Payments ($)
James L. Welch	82,606	(a)
Darren D. Hawkins	95,553	(b)
Stephanie D. Fisher	29,103	(c)
Justin M. Hall	69,853	(d)
Thomas J. O’Connor	206,736	(e)
Scott D. Ware	28,480	(f)

(a)	Represents a $11,856 payment for the cost of Mr. Welch’s health and welfare benefits and an $8,250 employer contribution to the 401(k) plan in Mr. Welch’s name, and $62,500 for consulting fees.
(b)

Represents a $20,709 payment for the cost of Mr. Hawkins’ health and welfare benefits and an $8,250 employer contribution to the 401(k) plan in Mr. Hawkins’ name. Further, it represents amounts reimbursed to Mr. Hawkins for reasonable costs incurred in his weekly travel from his home near Memphis, Tennessee to Overland Park, Kansas. The total amount incurred by Mr. Hawkins for his 2018 travel costs was $66,248. This total amount includes reimbursement of $24,776 of taxes with respect to these travel costs. It also includes $346 for a holiday gift, which amount includes $107 as reimbursement for tax liabilities thereon.

(c)	Represents a $20,853 payment for the cost of Ms. Fisher’s health and welfare benefits and an $8,250 employer contribution to the 401(k) plan in Ms. Fisher’s name.
(d)

Represents a $20,880 payment for the cost of Mr. Hall’s health and welfare benefits and an $8,250 employer contribution to the 401(k) plan in Mr. Hall’s name. Further, it represents amounts reimbursed to Mr. Hall for reasonable costs incurred in his weekly travel from his home near Minneapolis, Minnesota to Overland Park, Kansas. The total amount incurred by Mr. Hall for his 2018 travel costs was $40,723. This total amount includes reimbursement of $12,461 of taxes with respect to these travel costs.

(e)

Represents a $21,429 payment for the cost of Mr. O’Connor’s health and welfare benefits and an $8,250 employer contribution to the 401(k) plan in Mr. O’Connor’s name. Further, it represents amounts reimbursed to Mr. O’Connor for weekly travel from his home near Portland, Oregon to Overland Park, Kansas of $86,074 (which amount includes $26,074 of associated taxes) and relocation costs of $90,983 (which amount includes reimbursement of $24,972 of associated taxes).

(f)	Represents a $20,853 payment for the cost of Mr. Ware’s health and welfare benefits and an $7,627 employer contribution to the 401(k) plan in Mr. Ware’s name.
(5)

Despite reporting an increased amount of health and welfare benefits for 2017 and 2018 as compared to prior years, the Company did not materially alter its benefit program or what costs are paid out on behalf of the NEOs. Instead, the Company determined to reflect the full amount of costs paid out rather than the amount paid on behalf of any NEO that exceeded what was paid to the general employee population to provide a more accurate comparison of our CEO compensation to our median employee’s compensation in the CEO Pay Ratio section herein.

(6)	Mr. Welch stepped down as CEO of the Company on April 30, 2018 and retired on July 31, 2018.
(7)	Effective April 30, 2018, the Board appointed Mr. Hawkins as CEO of the Company. In connection with the promotion, Mr. Hawkins received a salary increase to $750,000 per year.
(8)

Represents a one-time payment of $43,205 as additional compensation for Ms. Fisher’s service as Acting Chief Financial Officer, which amount reflects the differential between her base salary during her service in that role from January 2017 to May 2017 and her base salary as Chief Financial Officer.

(9)	Represents a $50,000 hiring bonus paid to Mr. Hall.

Executive Agreements

Welch Severance Agreement

On December 30, 2014, Mr. Welch and the Company entered into a cancellation agreement that canceled his employment agreement with the Company, dated July 22, 2011 and amended on October 30, 2012 (Welch Agreement). As consideration for canceling the Welch Agreement, (i) Mr. Welch entered into a severance agreement, (ii) Mr. Welch was entitled to (a) continue participation in our benefit programs available to senior executives, (b) payment of medical, pharmacy, and dental plan premiums, and (c) a $500,000 term life insurance policy while Mr. Welch was employed by us, all of which Mr. Welch was entitled to under the Welch Agreement, and (iii) we granted the remaining 280,615 equity awards that were contractually guaranteed to Mr. Welch under the Welch Agreement on the sole condition in the Welch Agreement that he remained our employee through the end of his contract term. This equity award vested 20% on February 28, 2015, 60% on July 31, 2015, and 20% on February 28, 2016.

Welch Stock Agreement

On February 13, 2018, the Compensation Committee, as well as the Board, approved a new restricted stock award agreement for Mr. Welch pursuant to the Amended 2011 Plan (Welch Stock Agreement). Under the Welch Stock Agreement, Mr. Welch was awarded 146,243 shares of restricted Common Stock that vested on July 31, 2018. The grant of restricted stock under the Welch Stock Agreement was made in lieu of his annual grant under the 2018 LTIP. Upon retirement, Mr. Welch forfeited all previously-granted shares that remain unvested as of his retirement date.

Mr. Welch would have been entitled to receive 93,815 shares under the 2018 LTIP. Thus, the Welch Agreement includes a grant of that number of shares plus 52,428 additional shares as consideration for Mr. Welch’s agreement to certain post-retirement obligations in the Welch Stock Agreement, including covenants not to compete and not to solicit the Company’s customers or employees. Mr. Welch has also agreed to cooperate with the Company for the 12-month period after retirement in connection with management transition. The stock award is subject to a claw-back provision for Mr. Welch’s failure to meet all his post-retirement obligations. The Welch Stock Agreement also provides for accelerated or pro-rata vesting of the restricted stock consistent with the form of 2018 restricted stock agreement.

Welch Consulting Agreement

On June 11, 2018, the Company entered into an agreement with Mr. Welch pursuant to which he will provide consulting services to the Company in light of his expertise and experience in the freight transportation industry, particularly the less-than-truckload segment. The consulting agreement became effective on August 1, 2018 and will terminate on July 31, 2019 unless extended by mutual agreement of the parties. Mr. Welch will be paid $150,000 per annum as an independent contractor for his services.

Hawkins Severance Agreement

On May 1, 2018, in connection with his promotion to CEO, Mr. Hawkins and the Company entered into a severance agreement. For a description of Mr. Hawkins’ severance agreement, see —Potential Payments upon Termination or Change of Control—Hawkins Severance Agreement.

Grants of Plan-Based Awards

The table below describes the grants of plan-based awards to our NEOs during the year ended December 31, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James L. Welch
2018 AIP (2)	N/A	—	1,443,750	2,887,500	—	—
Stock Award (3)	2/13/18	—	—	—	146,243	1,485,829
Darren D. Hawkins
2018 AIP (4)	N/A	—	1,425,000	2,850,000	—	—
Stock Award (5)	2/13/18	—	—	—	43,433	441,279
Stock Award (6)	4/30/18	—	—	—	116,741	971,285
Stephanie D. Fisher
2018 AIP	N/A	—	600,000	1,200,000	—	—
Stock Award (5)	2/13/18	—	—	—	13,899	141,214
Justin M. Hall
2018 AIP	N/A	—	615,000	1,230,000	—	—
Stock Award (5)	2/13/18	—	—	—	14,296	144,739
Thomas J. O’Connor
2018 AIP	N/A	—	750,000	1,500,000	—	—
Stock Award (5)	2/13/18	—	—	—	17,373	176,510
Scott D. Ware
2018 AIP	N/A	—	750,000	1,500,000	—	—
Stock Award (5)	2/13/18	—	—	—	14,767	150,033

(1)	Amounts represent the aggregate grant date fair value of time-based restricted Common Stock awarded to our NEOs computed in accordance with FASB ASC Topic 718.
(2)	The Target and Maximum amounts as presented in the table are prorated to reflect that Mr. Welch worked seven months in 2018 before retirement.
(3)

Pursuant to the Welch Stock Agreement, Mr. Welch was granted 146,243 shares of restricted Common Stock under the Amended 2011 Plan that vested on July 31, 2018. The grant was made in connection with Mr. Welch’s retirement and in lieu of his annual grant under the 2018 LTIP.

(4)

The Target and Maximum amounts as presented in the table are prorated to reflect that Mr. Hawkins served as President and Chief Operating Officer for four months for which his incentive opportunity was lower than his incentive opportunity related to the eight months in 2018 for which he served as CEO.

(5)

Amounts represent time-vesting restricted Common Stock granted under the Amended 2011 Plan pursuant to the 2018 LTIP. These awards vest in three equal installments on the first, second, and third anniversaries of the grant date.

(6)

In connection with Mr. Hawkins’s promotion to CEO, he received a one-time restricted stock grant of 116,741 shares of restricted Common Stock under the Amended 2011 Plan. The award vests in three equal installments, with one-third having vested immediately upon grant and one-third to vest on each of the first and second anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table describes the outstanding stock awards for each NEO who had outstanding awards as of December 31, 2018.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
James L. Welch	—	—
Darren D. Hawkins
Restricted Stock (2)	149,585	471,193
Stephanie D. Fisher
Restricted Stock (2)	29,595	93,224
Justin M. Hall
Restricted Stock (2)	36,871	116,144
Thomas J. O’Connor
Restricted Stock (2)	35,611	112,175
Scott D. Ware
Restricted Stock (2)	37,662	118,635

(1)	The market value of unvested restricted stock awards was calculated based on the per share closing price of our Common Stock of $3.15 on December 31, 2018 (the last business day of 2018).
(2)

For Mr. Hawkins, represents (i) 9,410 shares of restricted Common Stock granted on February 26, 2016, which vested on February 26, 2019, (ii) 18,915 shares of restricted Common Stock granted on February 22, 2017, which cliff vest 100% on February 14, 2020, (iii) 43,433 shares of restricted Common Stock granted on February 13, 2018, which vested or vest in three equal installments on February 13, 2019, February 13, 2020, and February 13, 2021, and (iv) 77,827 shares of restricted Common Stock granted on April 30, 2018, which vest in two equal installments on April 30, 2019 and April 30, 2020.

For Ms. Fisher, represents (i) 4,989 shares of restricted Common Stock granted on February 26, 2016, which vested on February 26, 2019, (ii) 10,707 shares of restricted Common Stock granted on February 22, 2017, which cliff vest 100% on February 14, 2020, and (iii) 13,899 shares of restricted Common Stock granted on February 13, 2018, which vested or vest in three equal installments on February 13, 2019, February 13, 2020, and February 13, 2021.

For Mr. Hall, represents (i) 7,993 shares of restricted Common Stock granted on June 1, 2016, which vest on June 1, 2019, (ii) 14,632 shares of restricted Common Stock granted on February 22, 2017, which cliff vest 100% on February 14, 2020, and (iii) 14,246 shares of restricted Common Stock granted on February 13, 2018, which vested or vest in three equal installments on February 13, 2019, February 13, 2020, and February 13, 2021.

For Mr. O’Connor, represents (i) 6,104 shares of restricted Common Stock granted on February 26, 2016, which vested on February 26, 2019, (ii) 12,134 shares of restricted Common Stock granted on February 22, 2017, which cliff vest 100% on February 14, 2020, and (iii) 17,373 shares of restricted Common Stock granted on February 13, 2018, which vested or vest in three equal installments on February 13, 2019, February 13, 2020, and February 13, 2021.

For Mr. Ware, represents (i) 7,727 shares of restricted Common Stock granted on February 26, 2016, which vested on February 26, 2019, (ii) 15,168 shares of restricted Common Stock granted on February 22, 2017, which cliff vest 100% on February 14, 2020, and (iii) 14,767 shares of restricted Common Stock granted on February 13, 2018, which vested or vest in three equal installments on February 13, 2019, February 13, 2020, and February 13, 2021.

Stock Vested

The following table displays amounts received through restricted stock vesting during 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)
James L. Welch	265,976	(2)	2,548,101
Darren D. Hawkins	60,652	(3)	527,797
Stephanie D. Fisher	11,557	(4)	108,473
Justin M. Hall	7,992	(5)	87,193
Thomas J. O’Connor	14,323	(6)	134,429
Scott D. Ware	18,138	(7)	170,235

(1)	Values are based on the closing price of our Common Stock on the vesting date.
(2)

For Mr. Welch, includes vesting of (i) 23,598 shares of restricted Common Stock granted on March 9, 2015, (ii) 49,883 shares of restricted Common Stock granted on February 26, 2016, (iii) 146,243 shares of restricted Common Stock granted on February 13, 2018, and (iv) 46,252 performance stock units granted on March 9, 2015.

(3)

For Mr. Hawkins, includes vesting of (i) 4,165 shares of restricted Common Stock granted on March 9, 2015, (ii) 9,409 shares of restricted Common Stock granted on February 26, 2016, (iii) 38,914 shares of restricted Common Stock granted on April 30, 2018, and (iv) 8,164 performance stock units granted on March 9, 2015.

(4)

For Ms. Fisher, includes vesting of (i) 2,219 shares of restricted Common Stock granted on March 9, 2015, (ii) 4,988 shares of restricted Common Stock granted on February 26, 2016, and (iii) 4,350 performance stock units granted on March 9, 2015.

(5)	For Mr. Hall, includes vesting of 7,992 shares of restricted Common Stock granted on June 1, 2016.
(6)

For Mr. O’Connor, includes vesting of (i) 2,777 shares of restricted Common Stock granted on March 9, 2015, (ii) 6,103 shares of restricted Common Stock granted on February 26, 2016, and (iii) 5,443 performance stock units granted on March 9, 2015.

(7)

For Mr. Ware, includes vesting of (i) 3,517 shares of restricted Common Stock granted on March 9, 2015, (ii) 7,727 shares of restricted Common Stock granted on February 26, 2016, and (iii) 6,894 performance stock units granted on March 9, 2015.

Pension Benefits

The following table provides information regarding pension benefits for our NEOs eligible for pension benefits for the year ended December 31, 2018.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
James L. Welch(3)	Yellow Corporation Pension Plan	28	—	899,462
Darren D. Hawkins	Yellow Corporation Pension Plan	18	200,000	—
Thomas J. O’Connor	Roadway LLC Pension Plan	23	606,000	—
	SEPP	25	323,000	—
	Transfer SRP	25	95,000	—

(1)	Effective July 1, 2008, benefit accruals under all plans and agreements were frozen.
(2)	In calculating the present value of the accumulated pension benefit, the following assumptions were used:
(a)	a FASB ASC Topic 715 discount rate of 4.44%;

(b)	an expected retirement age of 65, which is the normal retirement age in the Yellow Corporation Pension Plan;
(c)	the RP-2014 combined table, using a custom MP-2018 scale, was used as the post-retirement mortality table and no table was used for pre-retirement mortality; and
(d)	a discount percentage of 4.44% was used to calculate the lump sum distribution.
(3)	Mr. Welch stepped down as CEO of the Company on April 30, 2018 and retired on July 31, 2018.

Yellow Corporation Pension Plan

The Yellow Corporation Pension Plan, a legacy noncontributory defined benefit plan, was frozen to new employees after December 31, 2003. Benefit accruals under the plan were frozen on July 1, 2008. Plan benefits are calculated based solely on salaries and cash annual incentive compensation and service earned before July 1, 2008. Participants are vested after five years of service. Pension benefits may be paid in a lump sum beginning at age 65 or upon termination for any participant.

Mr. Hawkins will be entitled to an annual pension benefit (single life annuity) at age 65 of $16,953, or at that time he would alternatively be eligible to take a lump sum distribution or other optional form of annuity. If a participant is age 55 to 65 and has 11 or more years of vesting service, he or she is eligible for early retirement, subject to reduction of his or her accrued benefit. For example, the accrued benefit is reduced to 40% of the full age 65 benefit at age 55, 60% at age 60, and 90% at age 64. Mr. Welch, who stepped down as CEO of the Company on April 30, 2018 and retired on July 31, 2018 at age 63, took his benefit in a lump sum of $899,462 in August 2018.

Roadway LLC Pension Plan

The Roadway LLC Pension Plan is a legacy noncontributory defined benefit plan in which certain employees of Roadway were participants prior to the 2003 acquisition of Roadway by Yellow. Mr. O’Connor is the only NEO with accrued benefits under the plan based upon his years of service with Roadway and compensation prior to July 1, 2008. The plan was frozen to new participants on December 31, 2003. Benefit accruals under the plan were frozen on July 1, 2008. Participants were vested after five years of service. Pension benefits may be paid in a lump sum beginning at age 65 or upon termination for any participant.

Mr. O’Connor will be entitled to an annual pension benefit (single life annuity) at age 65 of $62,479, or at that time he would alternatively be eligible to take a lump sum distribution or other optional form of annuity. If a participant is age 55 to 65 and has 10 or more years of vesting service, he or she is eligible for early retirement subject to a reduction in his or her benefit. For example, the accrued benefit is reduced to 55% of the age 65 benefit if paid at age 55, 85% at age 60, and 97% at age 64. Alternatively, if a participant who is classified as an exempt employee is at least age 50 and his or her age plus vesting service equals or exceeds 75 (rule of 75), he or she is eligible for early retirement subject to reduction in his or her benefit under an alternative formula if it results in a smaller reduction. For example, the accrued benefit is reduced to 80% of the age 65 benefit if age plus vesting service equals or exceeds 75 but is less than 80, and the accrued benefit is reduced to 90% if age plus vesting service equals or exceeds 85 but is less than 90.

Supplemental Retirement Plans

We adopted supplemental retirement plans to provide for the payment of benefits to certain plan participants who would have lost benefits as a result of Tax Code provisions limiting the benefits payable or the compensation taken into account in computing applicable benefits.

Supplemental Executive Pension Plan (SEPP). We maintain a Supplemental Executive Pension Plan for certain executives, including Mr. O’Connor. The SEPP is intended to be a benefit restoration plan that provides nonqualified deferred benefits to executives whose qualified benefits were limited by the Tax Code.

Benefits under the SEPP are paid in a lump sum payment or in the form of an annuity following the earliest to occur of the following:

•	the executive’s death; or

•	the later of:

(A)	the executive attaining the executive’s Earliest Retirement Date (as defined in the Yellow Corporation Pension Plan); or

(B)	the earlier of:

(1)	the executive’s termination of employment; or

(2)	a specified payment date elected by the executive.

Notwithstanding the above, if the present value of the executive’s SEPP benefit amount is less than or equal to $15,000, the benefit is payable only as a single lump sum. In addition, if a Change of Control (as defined in the SEPP) occurs, the present value of the executive’s SEPP benefit amount will be actuarially reduced and paid in a lump sum within 30 days following the Change of Control. Benefits are payable under the SEPP if an executive’s benefit under the Yellow Corporation Pension Plan has been limited under Tax Code Sections 401(a)(17) (with respect to annual compensation) and 415 (with respect to benefits). Effective July 1, 2008, benefit accruals under the SEPP were frozen. Payments based on a termination of employment under any of the foregoing plans are paid six months following the termination of employment.

Transferred Executives’ Supplemental Retirement Plan (Transfer SRP). Certain executives transferred from our subsidiaries that provided retirement benefits through a combination of qualified defined benefit and defined contribution plans to subsidiaries that provided retirement benefits solely through qualified defined contribution plans. For these transferred executives, we adopted the Transfer SRP, which was intended to restore benefits the transferred executives would not receive under the qualified defined benefit plans as a result of their transfers. Benefit vesting under the Transfer SRP is determined by the vesting provisions of the underlying defined benefit plan in which the transferred executive previously participated. Benefits under the Transfer SRP are paid in a lump sum to the executives following their death, retirement, termination of employment, or in accordance with an executive’s specified date election. Benefit accruals under the Transfer SRP were frozen effective July 1, 2008.

Potential Payments upon Termination or Change of Control

The following narrative and table, together with other information in this proxy statement, describe the potential payments and benefits under our written agreements and compensation and benefit plans and arrangements to which our NEOs would be entitled upon termination of employment or a change of control.

The amounts discussed in the narrative and shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay and distribution of balances under our 401(k) plan. The amounts also exclude payment of accrued amounts under the terms of our pension plans, described under Pension Benefits above with respect to Mr. Welch.

The following narrative and table describe the potential payments and benefits under plans and arrangements as of December 31, 2018.

Hawkins Severance Agreement

For purposes of the Hawkins severance agreement, entered into on May 1, 2018, cause means:

•	willful misconduct or gross negligence in the performance of the executive’s duties to the Company;

•

the executive’s continued refusal to substantially perform his material duties to the Company or to follow the lawful directives of the Board (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company;

•	the executive’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude;

•	the executive’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty, or misappropriation of the Company’s property; or

•

material breach of the executive’s severance agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within 10 days of notice from the Company.

For purposes of the Hawkins severance agreement, good reason to resign exists if, within 30 days after he knows (or has reason to know) of the occurrence of any of the following events, he provides written notice requesting that the Board cure the event, and the Board fails to cure the event (if curable) within 30 days following receipt of the notice:

•	a reduction in base salary or target bonus;

•

material diminution in titles, duties, or responsibilities or the assignment of duties or responsibilities that materially impair his ability to perform the duties or responsibilities then assigned to him or normally assigned to the executive in an enterprise of comparable size and structure;

•	the assignment of duties to the executive that are materially inconsistent with the executive’s position with the Company;

•	a required relocation of the executive’s primary office location of more than 50 miles; or

•	material breach of our obligations under the severance agreement or other material agreement with the executive.

If we terminate Mr. Hawkins’ employment for cause, if he resigns without good reason, or upon his death or disability, he is entitled to the following compensation within 60 days following such termination:

•	any unpaid base salary earned through the date of termination;

•	any earned but unpaid salary or other accrued amounts and reimbursement for reasonable expenses incurred but not paid prior to such termination; and

•	any other or additional benefits (if any), in accordance with the then-applicable terms of any plan, program, agreement, or other arrangement in which he participates.

If we terminate the employment of Mr. Hawkins without cause or if he terminates his employment for good reason, he will be entitled to continued payment of his annual base salary for 24 months, as well as reimbursement of certain COBRA health premiums for a period of 18 months. In the event of a qualified termination within 12 months of a change of control, Mr. Hawkins will be entitled to (i) a lump sum payment equal to twice the sum of his then-current base salary and target bonus in the year of termination, (ii) reimbursement of certain COBRA health premiums for a period of 18 months, and (iii) vesting of outstanding equity awards, with performance awards vesting at target levels and outstanding options remaining exercisable for 12 months following termination (but not beyond the original term of such options). Mr. Hawkins will be entitled to participate in the Company’s annual incentive plan and various health and other benefit plans available to senior executives while he remains employed by the Company.

For a period of 12 months following any termination, Mr. Hawkins has agreed (i) not to compete with us and (ii) not to solicit our customers or employees and not to interfere with our relationships with our suppliers and certain other parties. We may cease making severance payments to Mr. Hawkins if he breaches any of these restrictive covenants.

Welch Retirement

Mr. Welch stepped down as CEO of the Company on April 30, 2018 and retired on July 31, 2018. See Executive Compensation—Executive Agreements—Welch Stock Agreement and Executive Compensation—Executive Agreements—Welch Consulting Agreement for a description of the agreements entered into with Mr. Welch relating to the terms of his retirement and consulting obligations.

Executive Separation Policy

The Compensation Committee may provide severance and change of control compensation under the Severance Policy. See Compensation Discussion and Analysis—Severance Policy and Other Termination-of-Employment Benefits.

Equity Award Agreements

Restricted Stock Award Agreement

All restricted stock grants to the NEOs in 2015 or 2016 were made pursuant to the form of restricted stock award agreement (Previous RSA Agreement) adopted by the Compensation Committee on March 9, 2015. On February 22, 2017, the Compensation Committee approved an updated form of restricted stock award agreement (2017 RSA Agreement) to reflect a three-year cliff vesting, rather than vesting over three years in equal tranches as is the case with the Previous RSA Agreements. Other than the change to the vesting terms, the terms of the 2017 RSA Agreement are the same as those set forth in the Previous RSA Agreement. All restricted stock grants to the NEOs in 2017 were made pursuant to the 2017 RSA Agreement. On February 13, 2018, the Compensation Committee adopted a new form of restricted stock award agreement, which is the same as the Previous RSA Agreement, and provides for the award of restricted stock to vest ratably as set forth in the terms of each award. All restricted stock grants to the NEOs in 2018 were made pursuant to such form of award agreement (other than the grant of 146,243 shares of restricted Common Stock to Mr. Welch in connection with his retirement, which was made pursuant to the Welch Stock Agreement).

These restricted stock award agreements provide that if the NEO’s employment terminated prior to vesting due to death or disability, all of the unvested equity will immediately vest.

If the executive’s employment is terminated by the Company in a Qualifying Termination (as defined below), an additional number of shares of restricted Common Stock will vest equal to the number of shares of restricted Common Stock that would have vested on the next regularly scheduled vesting following such termination date had the executive’s employment continued until such time, multiplied by a fraction, the numerator of which is the number of days since the most recent prior vesting date that has elapsed prior to such termination, and the denominator of which is 365 (1,095 for the 2017 RSA Agreement). Qualifying Termination is defined in the restricted stock agreement as a termination of the executive’s employment by the Company without cause or a termination of the executive’s service by the executive for good reason. Cause is defined in the restricted stock agreement as (i) the executive’s willful misconduct or gross negligence in the performance of his or her duties to the Company, (ii) the executive’s continued refusal to substantially perform his or her material duties to the Company or to follow the lawful directives of the Board (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company, (iii) the executive’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude, (iv) the executive’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty, or misappropriation of the Company’s property, or (v) material breach of the restricted stock agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within ten days of notice from the Company. Good reason is defined in the restricted stock agreement as the occurrence of any of the following events: (i) reduction in the executive’s base salary or target bonus, (ii) any material diminution in the executive’s titles, duties, or responsibilities or the assignment to him or her of duties or responsibilities that materially impairs his or her ability to perform the duties or responsibilities then assigned or normally assigned to someone in his or her role of an enterprise of the size and structure of the Company, (iii) the assignment of duties to the executive that are materially inconsistent with his or her position with the Company, or (iv) a material breach of the restricted stock agreement or any other material, written agreement with the executive.

If the executive’s employment is terminated for any reason other than death, disability, or in a Qualifying Termination, all unvested stock awards will be forfeited unless otherwise determined by the Compensation Committee in its sole discretion. Upon a change of control, if the executive’s employment is terminated by the Company in a Qualifying Termination within twelve months following such change of control, all unvested restricted Common Stock will immediately vest. Change of control is defined in the restricted stock agreements as:

•

any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding an acquisition pursuant to a merger or consolidation of the Company or any direct or indirect subsidiary of the Company that does not constitute a change in control thereunder;

•

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

•

a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or its successor (or the ultimate parent company of the Company or its successor) outstanding immediately after such merger or consolidation, except that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the Stockholders in substantially by the same proportions as their ownership of Common Stock of the Company) acquires more than 50% of the combined voting power of the Company’s then outstanding securities will not constitute a change in control of the Company; or

•

a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or to an entity controlled by such person or persons).

Performance Stock Unit Award Agreements

Our NEOs who received performance stock unit awards in 2016 were parties to performance stock unit agreements. The following description is of the performance stock unit agreements adopted by the Compensation Committee and full Board on February 26, 2016 with respect to the 2016 grants. The 2016 grants would have been settled in cash; however, no performance stock units were earned in 2016. No performance stock units were awarded in 2017 and 2018.

The performance stock unit agreements provided that if the NEO’s employment terminates following the first vesting date (as defined in each executive’s agreements) but prior to fully vesting due to death or disability, all of the unvested equity would immediately vest.

If the executive’s employment was terminated with the Company pursuant to a Qualifying Termination (as defined above), then the time-based condition would be deemed satisfied with respect to an additional number of performance stock units at the actual level earned based on performance during the performance period in an amount equal to the product of (A) the number of performance stock units that would have satisfied the time-based condition upon the next regularly scheduled time-based vesting date had the executive’s service with the Company continued through such time, and (B) a fraction, the numerator of which is the number of days that have elapsed since the most recent time-based vesting date prior to such Qualifying Termination (or, if the Qualifying Termination occurs prior to the first vesting date, since the completion of the previous calendar year) and the denominator of which is 365.

If the executive’s employment was terminated for any reason other than death, disability, or in a Qualifying Termination (as defined above), all unvested performance stock unit awards would be forfeited, except that in the event of the executive’s termination following the first vesting date but prior to the date the Compensation Committee determined the level at which the performance condition was satisfied (Certification Date), the performance stock units that satisfied the time-based condition upon the first vesting date would remain outstanding until the Certification Date and have the opportunity to satisfy the performance condition upon the Certification Date.

Upon a change of control, if the executive’s employment was terminated by the Company in a Qualifying Termination within 12 months of such change of control, the time based condition would be deemed fully satisfied with respect to any performance stock units outstanding at such time. Furthermore, in the event that such Qualifying Termination occurred prior to December 31st of the year of such change in control, the performance condition for such executive would be deemed satisfied at the target level.

The following table estimates the value of payments and benefits that would become payable or accrue to our NEOs as of December 31, 2018 under the scenarios described below, in each case based on the assumptions described in the footnotes to the table.

		Type of Payment (1)(2)
Name	Type of Termination	Cash Severance ($)		Equity Awards ($)(3)		Other Payments ($)(4)	Total Payments ($)
Darren D. Hawkins	Termination upon Qualifying Termination	1,500,000	(5)	184,232	(8)	37,411	1,721,643
	Termination upon Death or Disability	—		471,193	(10)	—	471,193
	Change of Control with No Termination or with non-Qualifying Termination	—		—		—	—
	Change of Control with Qualifying Termination	2,925,000	(6)	471,193	(10)	37,411	3,433,604

Stephanie D. Fisher	Termination without Cause	600,000	(7)	46,948	(9)	—	646,948
	Resignation for Good Reason	—		46,948	(9)	—	46,948
	Termination upon Death or Disability	—		93,224	(10)	—	93,224
	Change of Control with No Termination or with non-Qualifying Termination	—		—		—	—
	Change of Control with Termination without Cause	600,000	(7)	93,224	(10)	—	693,224
	Change of Control with Resignation for Good Reason	—		93,224	(10)	—	93,224

Justin M. Hall	Termination without Cause	615,000	(7)	56,341	(11)	—	671,341
	Resignation for Good Reason	—		56,341	(11)	—	56,341
	Termination upon Death or Disability	—		116,144	(10)	—	116,144
	Change of Control with No Termination or with non-Qualifying Termination	—		—		—	—
	Change of Control with Termination without Cause	615,000	(7)	116,144	(10)	—	731,144
	Change of Control with Resignation for Good Reason	—		116,144	(10)	—	116,144

Thomas J. O’Connor	Termination without Cause	750,000	(7)	55,901	(9)	—	805,901
	Resignation for Good Reason	—		55,901	(9)	—	55,901
	Termination upon Death or Disability	—		112,175	(10)	—	112,175
	Change of Control with No Termination or with non-Qualifying Termination	—		—		—	—
	Change of Control with Termination without Cause	750,000	(7)	112,175	(10)	—	862,175
	Change of Control with Resignation for Good Reason	—		112,175	(10)	—	112,175

Scott D. Ware	Termination without Cause	750,000	(7)	63,714	(9)	—	813,714
	Resignation for Good Reason	—		63,714	(9)	—	63,741
	Termination upon Death or Disability	—		118,635	(10)	—	118,635
	Change of Control with No Termination or with non-Qualifying Termination	—		—		—	—
	Change of Control with Termination without Cause	750,000	(7)	118,635	(10)	—	868,635
	Change of Control with Resignation for Good Reason	—		118,635	(10)	—	118,635

(1)

Excludes payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay and distribution of balances under our 401(k) plan. The amounts also exclude payment of accrued amounts under our pension plans, as described under Pension Benefits.

(2)

The value of the post-termination compensation included in the Cash Severance column for Ms. Fisher and Messrs. Hall, Ware, and O’Connor are contemplated by the Severance Policy. The Severance Policy provides that to be eligible for any post-termination compensation, the employee must first execute a separation agreement containing appropriate confidentiality and other provisions. The terms of these agreements may vary in the Compensation Committee’s discretion.

(3)

The information in this column reflects the value of restricted Common Stock that will vest upon the triggering event. The payment was calculated based upon the $3.15 closing price of our Common Stock on December 31, 2018 (the last business day of 2018).

(4)	Pursuant to his severance agreement, Mr. Hawkins is entitled to reimbursement of up to eighteen months of COBRA premiums paid by him.
(5)	This amount represents post-termination compensation of an amount equal to 200% of annual base salary, payable in 24 monthly installments pursuant to Mr. Hawkins’ severance agreement.
(6)

This amount represents payment of an amount equal to 2.0 multiplied by the sum of Mr. Hawkins’ then-current rate of base salary plus Mr. Hawkins’ target bonus under the annual incentive plan for the year of termination.

(7)

This amount represents post-termination compensation of an amount equal to 150% of annual base salary, payable in 18 monthly installments pursuant to the Severance Policy. For purposes of the Severance Policy, Mr. O’Connor’s salary is deemed to be $500,000 as of December 31, 2018.

(8)

This amount represents the acceleration of vesting of (a) the pro-rata number of shares (from February 26, 2018 through December 31, 2018) of restricted stock granted in 2016 plus (b) the pro-rata number of shares (from February 22, 2017 through December 31, 2018) of restricted stock granted in 2017 plus (c) the pro-rata number of shares (from February 13, 2018 through December 31, 2018) of restricted stock granted in February 2018 plus (d) the pro-rata number of shares (from April 30, 2018 through December 31, 2018) of restricted stock granted in April 2018. This amount does not include any shares granted prior to 2016 and does not include any performance stock units granted in 2016.

(9)

This amount represents the acceleration of vesting of (a) the pro-rata number of shares (from February 26, 2018 through December 31, 2018) of restricted stock granted in 2016 plus (b) the pro-rata number of shares (from February 22, 2017 through December 31, 2018) of restricted stock granted in 2017 plus (c) the pro-rata number of shares (from February 13, 2018 through December 31, 2018) of restricted stock granted in 2018. This amount does not include any shares granted prior to 2016 and does not include any performance stock units granted in 2016.

(10)	This amount represents the acceleration of vesting of all shares of restricted stock outstanding as of December 31, 2018.
(11)

This amount represents the acceleration of vesting of (a) the pro-rata number of shares (from June 1, 2018 through December 31, 2018) of restricted stock granted in 2016 plus (b) the pro-rata number of shares (from February 22, 2017 through December 31, 2018) of restricted stock granted in 2017 plus (c) the pro-rata number of shares (from February 13, 2018 through December 31, 2018) of restricted stock granted in 2018. This amount does not include any performance stock units granted in 2016.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 on our compensation plans under which equity securities are authorized for issuance. The table does not reflect issuances made during 2019.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price per share of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,449,359	(1)	$3,600	(2)	1,513,904	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	1,449,359		$3,600		1,513,904

(1)	Includes 33,089 shares issuable upon the exercise of stock options and 1,416,270 shares issuable upon vesting of restricted Common Stock, RSUs, and performance stock units.
(2)	Does not take into account shares issuable upon vesting of restricted Common Stock, RSUs, or performance stock units, which have no exercise price.
(3)	Represents 1,513,904 shares available for issuance under our Amended 2011 Plan.

CEO Pay Ratio

We are required by SEC rules to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee.

In 2017, we determined our median employee based on the Medicare taxable wages (annualized in the case of full- and part-time employees who joined or left the Company during 2017) of each of our more than 32,000 employees as of December 1, 2017 (excluding Mr. Welch, our CEO at the time). There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure, but there was a change in circumstances for our 2017 median employee, who had an extended period of unpaid leave. Therefore, we used the same information and methodology to select another median employee whose 2017 Medicare taxable wages were approximately the same as the 2017 median employee. We identified all employees required to be included in the assessment who were employed on the same determination date in 2017 whose Medicare taxable wages were within $3 of those of the 2017 median employee. Of those identified, we then selected the employee who was the median employee of that group using 2018 Medicare taxable wages as the 2018 median employee.

The annual total compensation of our median employee for 2018 was $84,352 (Median Compensation). The Median Compensation includes $58,871 in regular wages, overtime and payments for holidays, vacation days and other similar days off for which the employee was entitled to compensation. In addition, we paid $20,396 in health and welfare benefits on behalf of our median employee. Finally, the Median Compensation includes $5,086 in 2018 pension contributions. After significant effort, we could not ascertain a reasonable estimate of the value of the change in the value of the account of the multi-employer pension fund in which the median employee participates with the information available to us, and we determined that the Company’s 2018 contribution on behalf of the median employee was a reasonable and meaningful alternative.

For the year ended December 31, 2018, the total compensation for our CEO, Mr. Hawkins, was $4,406,370 as reported in the “Total” column of the Summary Compensation Table above. Since Mr. Hawkins was appointed CEO effective April 30, 2018, we annualized his Salary and Non-Equity Incentive Plan Compensation, as disclosed in the Summary Compensation Table, and added the disclosed values of his Stock Awards, Change in Pension Value and other components of All Other Compensation to arrive at a value of $4,873,742, which we used for the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. We annualized Mr. Hawkins’ total compensation as follows:

SCT Component	Actual Values from SCT	For CEO Pay Ratio: Annualized Values + One-Time Values	Rationale
Salary	$708,814	$750,000	Annualized salaried
Stock Awards	1,412,564	1,412,564	Not annualized; one-time awards of restricted stock
Non-Equity Incentive Plan Compensation	2,208,750	2,615,625	Annualized for target 2018 AIP equal to 225% of salary and multiplied by 155% based on 2018 performance
Change in Pension Value	—	—	Pension value decreased in 2018
All Other Compensation	95,553	95,553	Not annualized; no change in 2018 based on CEO appointment

Total CEO Pay	$4,425,681	$4,873,742

Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our other employees was approximately 58:1.

AUDIT & ETHICS COMMITTEE REPORT

The Audit & Ethics Committee (Committee) oversees our accounting and financial reporting process on behalf of the Board. The Committee is composed of three independent directors (as defined by the NASDAQ Listing Rules), met five times in 2018 and operates under a written charter, which is available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com. As provided in the Committee’s charter, the Committee’s responsibilities include overseeing the quality and integrity of our financial reporting, including our systems of disclosure controls and procedures and internal controls, the qualifications and independence of our external auditors and the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018 with management, including a discussion of the quality and acceptability of our financial reporting as of and for the year ended December 31, 2018 and the effectiveness of our system of internal controls as of December 31, 2018.

The Committee reviewed with the independent registered public accounting firm, KPMG, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality and acceptability of our financial reporting, the effectiveness of the Company’s internal control and such other matters as are required to be discussed with the Committee in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the Committee has discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

The Committee has discussed with KPMG its independence from the Company and its management, including the written disclosures and the letter from KPMG required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The Committee also has considered whether the provision by KPMG of non-audit professional services is compatible with maintaining its independence.

The Committee also discussed with our internal auditors and KPMG the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Committee also meets in executive session separately with the internal auditors, KPMG, Company management and the Company’s general counsel at least annually.

In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. The Committee also reappointed KPMG as our independent registered public accounting firm for our 2019 fiscal year. KPMG has served as our independent registered public accounting firm since 2002.

Raymond J. Bromark, Chair

Douglas A. Carty

Robert L. Friedman

AUDIT AND AUDIT-RELATED FEES

The following fees were paid to KPMG for 2018 and 2017:

	2018	2017
Audit fees (1)	$2,645,460	$2,665,006
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$2,645,460	$2,665,006

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and the effectiveness of our internal control over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Pursuant to the Audit & Ethics Committee charter, the Audit & Ethics Committee pre-approves all audit and non-audit services provided by our independent auditor. The Chair of the Audit & Ethics Committee may pre-approve the provision of audit and non-audit services up to $100,000, provided that any approval by the Chair of the Audit & Ethics Committee must be reported to the full Audit & Ethics Committee at its next meeting. This delegation of authority was established to handle approval of audit and non-audit services prior to engagement of the independent auditor before the next scheduled Audit & Ethics Committee meeting. The Audit & Ethics Committee pre-approved all audit and other services and fees for 2018. None of the services provided by our independent auditor were approved by the Audit & Ethics Committee pursuant to the exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policies and Procedures

Our Board has adopted a written Related Party Transaction Policy. Our Related Party Transaction Policy requires that a Related Party (as defined as in the policy) must promptly disclose to our General Counsel any Related Party Transaction (defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved exceeds $120,000 during any 24-month period and the Related Party has or will have a direct or indirect interest or any business, consulting or professional relationship between a Related Party and a major supplier or customer) and all material facts with respect thereto. Our General Counsel will then promptly communicate that information to our Governance Committee. No Related Party Transaction will be consummated or will continue without the approval or ratification of our Governance Committee. If advance Governance Committee approval is not feasible, then the Related Party Transaction will be considered and may be ratified, modified or terminated as the Governance Committee may determine at its next regularly-scheduled meeting. In determining whether to approve or ratify a Related Party Transaction, our Governance Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. It is our policy that directors interested in a Related Party Transaction will recuse themselves from any vote on a Related Party Transaction in which they have an interest.

Related Party Transactions

Since January 1, 2018, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded $120,000 and in which any of the Company’s directors, executive officers, or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. On June 11, 2018, the Company entered into an agreement with James L. Welch, who was then serving as a member of the Board, for him to provide consulting services to the Company as part of its succession plan for the Chief Executive Officer role. The consulting agreement became effective on August 1, 2018, immediately following Mr. Welch’s July 31, 2018 retirement, and will terminate on July 31, 2019 unless extended by mutual agreement of the parties. Mr. Welch is being paid $150,000 per annum as an independent contractor for his services, receiving $62,500 for consulting services performed during 2018.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit & Ethics Committee has appointed KPMG as our independent registered public accounting firm for fiscal year 2019. KPMG has confirmed to the Audit & Ethics Committee that they are independent accountants with respect to us.

Our Board submits the Audit & Ethics Committee’s appointment of our independent auditor for ratification by Stockholders at each annual meeting. Representatives of KPMG are expected to be present at this Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Effect of the Proposal

Although Stockholder ratification is not required, if Stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm for fiscal year 2019, the Audit & Ethics Committee will reconsider the appointment.

Required Vote

Proposal 2 requires approval of a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3:

ADVISORY PROPOSAL ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and in accordance with SEC rules, we are asking Stockholders to approve, on a non-binding basis, the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.

This advisory vote is not intended to address any specific element of executive compensation, but is instead intended to address the overall compensation of our NEOs as disclosed in this proxy statement. As selected by our Stockholders at the 2017 Annual Meeting of Stockholders and approved by our Board, an advisory vote to approve the compensation of our NEOs is held annually.

Executive compensation is an important issue for our Stockholders. As described in Compensation Discussion and Analysis, the Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and practices. The Compensation Committee has adopted a market-based executive compensation program that supports our near- and long-term strategic objectives by attracting and retaining high-caliber executives tasked with achieving continuous improvement in our operating results and motivating executives to achieve high levels of performance without excessive risk taking. Our Compensation Committee believes our executive officers should be compensated competitively consistent with our strategy, sound corporate governance principles, our particular circumstances and stockholders’ interests.

We urge you to read Compensation Discussion and Analysis and the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our NEOs.

Effect of the Proposal

This advisory resolution, commonly referred to as a say-on-pay resolution, is not binding on us, the Board or Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions previously made by the Board or Compensation Committee. Because we highly value the opinions of our Stockholders, however, our Board and Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

Required Vote

Proposal 3 requires approval of a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4:

APPROVAL OF THE 2019 INCENTIVE PLAN

General

The YRC Worldwide Inc. 2019 Incentive and Equity Award Plan (2019 Incentive Plan) is intended to replace the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan (Amended 2011 Plan). If the 2019 Incentive Plan is approved by the Stockholders at the Annual Meeting, no new grants will be made under the Amended 2011 Plan.

On February 11, 2019, the Board, subject to Stockholder approval, (a) authorized the adoption of the 2019 Incentive Plan and (b) recommended that the 2019 Incentive Plan be approved by Stockholders. A copy of the 2019 Incentive Plan is attached hereto as Appendix I.

The Board believes that the success of the Company is largely dependent on its ability to attract and retain qualified employees, non-employee directors, consultants, and independent contractors, and that by offering them the opportunity to receive equity, the Company will enhance its ability to attract and retain such persons. Further, the Company believes in aligning the interests of such persons, including its executive officers, with those of its Stockholders. Accordingly, the Company is proposing that the Stockholders approve the 2019 Incentive Plan.

Highlights of the 2019 Incentive Plan

The following highlights key terms of the 2019 Incentive Plan:

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If Stockholders approve the 2019 Incentive Plan, the number of shares of Company Common Stock (Shares) authorized for issuance under the 2019 Incentive Plan will be 3.25 million Shares, subject to adjustment in the event of any stock split or reverse stock split of the Common Stock. The Shares reserved for issuance under the 2019 Incentive Plan represent approximately 9.1 percent of the Company’s outstanding shares of Common Stock on a fully diluted basis as of April 11, 2019.

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Shares that are not issued pursuant to an Award (defined below), including due to forfeiture, termination, or expiration, and Shares surrendered for the payment of the exercise price or withholding taxes under Awards, will again be available for grant under the 2019 Incentive Plan.

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Options and stock appreciation rights (SARs) will have an exercise price not less than 100% of the fair market value of the Common Stock on the date of grant or, for a tandem SAR, the date of grant of the underlying option (Date of Grant) and an exercise term not to exceed ten years.

•	Awards tied to performance goals are subject to a one-year minimum performance measurement period (prorated in the case of a newly-hired employee), except in the event of a change of control.

•

Except for adjustments in the event of a change in outstanding Common Stock, the Administrator (defined below) cannot, without Stockholder approval, reduce the exercise price of outstanding options and SARs, replace an outstanding option or SAR with a new option or SAR with a lower exercise price, or cancel an option or SAR in exchange for cash or another type of Award (other than in connection with a substitute award as defined in the 2019 Incentive Plan or a change of control of the Company).

Description of the 2019 Incentive Plan

The following paragraphs provide a summary of the 2019 Incentive Plan. The following summary is qualified in its entirety by reference to the 2019 Incentive Plan, a copy of which is attached hereto as Appendix I. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the 2019 Incentive Plan.

Awards. The 2019 Incentive Plan permits the grant of options, SARs, restricted stock, restricted stock units (RSUs), performance awards, dividend and dividend equivalent payments with respect to Shares covered by Awards, and other stock-based awards (each, an Award) to certain Eligible Persons (defined below).

Eligibility. Employees, non-employee directors, consultants, and independent contractors of the Company (Eligible Persons) designated by the Administrator (defined below) are eligible to receive grants of Awards under the 2019 Incentive Plan. The number of participants eligible to participate in the 2019 Incentive Plan as of the date of this proxy statement is 167 employees (including 12 senior executives and 155 other employees) and the 9 current non-employee directors. The number of consultants and independent contractors eligible to participate in the 2019 Incentive Plan is not determinable, but we currently expect the number to be at or around zero.

Administration. Except with respect to Awards granted to non-employee directors, the 2019 Incentive Plan is administered by the Compensation Committee, unless the Board appoints another committee or person(s) for that purpose. With respect to Awards granted to non-employee directors, the Board administers the 2019 Incentive Plan (along with the Compensation Committee, as applicable, Administrator), unless the Board determines otherwise. The Administrator has authority and discretion to determine the Eligible Persons to whom Awards are granted (Participants) and, subject to the provisions of the 2019 Incentive Plan, the terms of all Awards under the 2019 Incentive Plan. Pursuant to the charter of the Compensation Committee, the independent members of the Board approve Awards to the Chief Executive Officer. Subject to the provisions of the 2019 Incentive Plan, the Administrator has authority to interpret the 2019 Incentive Plan and agreements under the 2019 Incentive Plan and to make all other determinations relating to the administration of the 2019 Incentive Plan.

Stock Subject to the 2019 Incentive Plan. If the 2019 Incentive Plan is approved by Stockholders, the maximum number of Shares that may be issued under the 2019 Incentive Plan will be 3.25 million Shares, subject to adjustment in the event of any stock split or reverse stock split of the Common Stock. The Shares reserved for issuance under the 2019 Incentive Plan represent approximately 9.1 percent of the Company’s outstanding shares of Common Stock on a fully diluted basis as of April 11, 2019. The number of Shares delivered to the Company as payment for the exercise price of, or in satisfaction of withholding taxes arising from, options or other Awards granted under the 2019 Incentive Plan will be made available for grant under the 2019 Incentive Plan. If any shares of restricted stock are forfeited, or if any Award terminates, expires, or is settled without all or a portion of the Shares covered by the Award being issued (including Shares not issued to satisfy withholding taxes), such Shares will again be available for the grant of additional Awards. Substitute awards do not count against the number of Shares that may be issued under the 2019 Incentive Plan. The maximum number of options or SARs that may be granted to an Eligible Person under the 2019 Incentive Plan during any calendar year is 625,000. The closing price of the Common Stock as of April 11, 2019 was $8.40 per share.

Options. The 2019 Incentive Plan authorizes the grant of nonqualified stock options and incentive stock options. Incentive stock options are “incentive stock options” within the meaning of Section 422 of the Tax Code. Nonqualified stock options are stock options that are not incentive stock options. The exercise of an option permits the participant to purchase Shares from the Company at a specified exercise price per Share. The maximum number of Shares issuable upon the exercise of incentive stock options is 1.5 million Shares. Options granted under the 2019 Incentive Plan are exercisable upon the terms and conditions as the Administrator will determine, subject to the terms of the 2019 Incentive Plan. The per Share exercise price of all options granted under the 2019 Incentive Plan may not be less than the fair market value of a Share on the Date of Grant. The 2019 Incentive Plan provides that the term during which options may be exercised is determined by the Administrator, except that no option may be exercised more than ten years after its Date of Grant.

SARs. The 2019 Incentive Plan authorizes the Administrator to grant SARs that are either related or unrelated to an option granted under the 2019 Incentive Plan. A SAR entitles the participant upon exercise to receive without cash payment to the Company, Shares, or a combination of cash and Shares, having a value equal to the appreciation in the fair market value of the Shares covered by the SAR from the Date of Grant of the SAR (or, if the SAR relates to an option, the Date of Grant of the related option). The period during which a SAR may be exercised is determined by the Administrator, except that a SAR may not be exercised after the earlier of ten years after its Date of Grant or the expiration of the option to which it relates.

Restricted Stock Awards. The 2019 Incentive Plan authorizes the Administrator to grant restricted stock awards. Shares covered by a restricted stock award are restricted against transfer and subject to forfeiture and any other terms and conditions as the Administrator determines, subject to the terms of the 2019 Incentive Plan. These terms and conditions may provide, in the discretion of the Administrator, for the vesting of awards of restricted stock to be contingent upon the achievement of one or more performance goals, as described below.

RSUs. RSU awards granted under the 2019 Incentive Plan are contingent awards of Common Stock (or the cash equivalent thereof). Unlike in the case of awards of restricted stock, Shares are not issued immediately upon the award of RSUs, but instead Shares are issued upon the satisfaction of the terms and conditions as the Administrator may specify, subject to the terms of the 2019 Incentive Plan, including the achievement of performance goals.

Performance Awards. The 2019 Incentive Plan authorizes the grant of performance awards. Performance awards provide for payments of cash, or the issuance of Shares, options, or SARs, or a combination thereof, contingent upon the attainment of one or more performance goals (described below) that the Administrator establishes. The minimum period with respect to which performance goals are measured is one year (pro-rated in the case of a newly hired employee), except in the event of a change of control. For purposes of the limit on the number of Shares with respect to which a participant may be granted Awards during any calendar year, a performance award is deemed to cover the number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award.

Dividends and Dividend Equivalents. The terms of an Award may, at the Administrator’s discretion, provide a participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares that the Award covers. These payments may either be made currently or credited to any account established for the participant, and may be settled in cash or Shares, as determined by the Administrator.

Other Stock-Based Awards. The 2019 Incentive Plan authorizes the grant of stock-based awards other than those described herein. These Awards are referred to in the 2019 Incentive Plan as “other stock-based awards” and have the terms and conditions as the Administrator may determine, subject to the terms of the 2019 Incentive Plan. The terms and conditions may provide for the grant, payment, or vesting of the other stock-based award to be conditioned upon the achievement of one or more performance goals.

Capital Adjustments. Upon a change in the outstanding Common Stock by reason of a stock dividend, stock split, or reverse stock split (capital stock change), unless otherwise determined by the Administrator on or prior to the date of the capital stock change, each of the following will, automatically and without need for Administrator action, be proportionately adjusted:

•	the number of Shares subject to outstanding Awards;

•	the per Share exercise price of options and the per Share base price upon which payments under SARs that are not related to options are determined;

•	the aggregate number of Shares as to which Awards thereafter may be granted under the 2019 Incentive Plan; and

•	the maximum number of Shares with respect to which an employee may be granted Awards during any calendar year.

If the outstanding Common Stock changes as a result of a capital stock change, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation or liquidation, the Administrator will, as it deems equitable in its discretion, substitute or adjust:

•	the number and class of securities subject to outstanding Awards;

•	the type of consideration to be received upon exercise or vesting of an Award;

•	the exercise price of options and base price upon which payments under SARs that are not related to options are determined;

•	the aggregate number and class of securities for which Awards may be granted under the 2019 Incentive Plan; or

•	the maximum number of securities with respect to which an employee may be granted Awards during any calendar year.

In the event of a merger or consolidation to which the Company is a party, the Administrator will take any action it deems necessary to prevent the enlargement or diminishment of participants’ rights under the 2019 Incentive Plan and outstanding Awards and may cause any Award granted under the 2019 Incentive Plan to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as determined by the Administrator in its discretion.

Exercise of Options or SARs. An option or SAR may be exercised by a participant delivering to the Company a notice of exercise and, in the case of options, full payment for the Shares with respect to which the option is exercised. To the extent authorized by the Administrator or provided for in the award agreement, payment may be made (a) by delivery of unencumbered Shares valued at fair market value on the date of exercise, (b) pursuant to the broker-assisted cashless exercise, or (c) by the Company withholding Shares that would otherwise be issued in connection with the exercise of the option (net exercise).

No Loans. The 2019 Incentive Plan expressly prohibits Company loans to the Company’s executive officers and directors, including a loan in conjunction with the exercise of an option or SAR.

Transferability. Awards granted under the 2019 Incentive Plan may not be transferred, assigned, alienated, or encumbered, except as otherwise provided in the agreement relating to an Award to (a) a participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents, or siblings; (b) to a trust for the benefit of one or more of the participant or the persons referred to in (a); (c) to a partnership, limited liability company, or corporation in which the participant or the persons referred to in (a) are the only partners, members, or stockholders; or (d) for charitable donations.

Termination and Amendment. The Board may amend or terminate the 2019 Incentive Plan at any time. However, after the 2019 Incentive Plan has been approved by the Stockholders of the Company, the Board may not amend or terminate the 2019 Incentive Plan without the approval of (a) the Company’s Stockholders (i) if the amendment relates to the re-pricing of options and SARs or (ii) if Stockholder approval of the amendment is required by applicable law, rules, or regulations, and (b) each affected participant if the amendment or termination would adversely affect the participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Modification of Awards; No Re-pricing. The Administrator may modify the terms of outstanding Awards. However, except to reflect capital stock changes, neither options nor SARs may be (a) modified to reduce their exercise prices, (b) canceled or surrendered in consideration for the grant of new options or SARs with a lower exercise price, or (c) canceled or surrendered in exchange for cash or another Award (other than in connection with a substitute award or a change of control).

Substitution of Awards. Awards may, in the Administrator’s discretion, be granted in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its affiliates. Substitute awards do not count against (a) the Shares subject to issuance under the 2019 Incentive Plan or (b) the limit on Shares that may be granted to an Eligible Person in a calendar year.

Withholding. The Company has tax withholding obligations on the amount of income recognized by a participant with respect to an Award. Withholding requirements may be satisfied, as determined by the Administrator, by (a) tender of a cash payment to the Company, (b) withholding of Shares otherwise issuable pursuant to an Award, or (c) delivery to the Company by the participant of unencumbered Shares.

Term of the 2019 Incentive Plan. Unless sooner terminated by the Board, the 2019 Incentive Plan will terminate on February 11, 2029. Once the 2019 Incentive Plan is terminated, no further Awards may be granted or awarded under the 2019 Incentive Plan. Termination of the 2019 Incentive Plan will not affect the validity of any Awards outstanding on the date of termination.

Clawback. Awards granted under the 2019 Incentive Plan are subject to cancelation, forfeiture, and recovery in accordance with the Company’s executive compensation recovery policy, or any other compensation recovery policy that may be adopted by the Company after the date of the 2019 Incentive Plan.

New Plan Benefits

If Stockholders vote for this Proposal 4 and approve the 2019 Incentive Plan, there will be 3.25 million Shares available for awards under the plan. The benefits to be received by participants in the normal course under the 2019 Incentive Plan cannot be determined at this time because awards under the plan are granted at the discretion of the Compensation Committee (and the Board with respect to non-employee directors and the outside members of the Board with respect to the CEO). However, on February 11, 2019, the Board approved a grant of restricted stock to the CEO and the Compensation Committee approved grants of restricted stock to other officers and employees of the Company that are contingent on approval of the 2019 Incentive Plan by the Stockholders. As a result, if Stockholders vote for this Proposal 4 and approve the 2019 Incentive Plan, we anticipate receipt of the following:

YRC Worldwide Inc. 2019 Incentive and Equity Award Plan
Name and Position	Dollar Value ($)(1)	Number of Restricted Shares (#)
Darren D. Hawkins Chief Executive Officer	1,367,575	201,114
Stephanie D. Fisher Chief Financial Officer	673,268	99,010
Justin M. Hall Chief Customer Officer	690,098	101,485
Thomas J. O’Connor President, YRC Freight	841,582	123,762
Scott D. Ware President, USF Holland and Chief Network Officer, YRC Worldwide	841,582	123,762
James L. Welch Former Chief Executive Officer	0	0
Executive Group	8,276,974	1,217,202
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	3,701,349	544,316

(1)	The value of the restricted stock awards is based on the closing market price of our Common Stock on the grant date ($6.80 per Share).

The above grants will vest as follows: for all award recipients other than Mr. Hawkins, 33.3% of the Shares of restricted stock will vest on the 30th day of the period when the volume-weighted average trading price of the Common Stock over the 30-day period is equal to or greater than $11.75 per Share, provided that such period occurs on or before December 31, 2020 (Stock Price Goal). If the Stock Price Goal is not achieved, all Shares will be forfeited on January 1, 2021, unless there is a “change of control” (as defined in the 2019 Incentive Plan) of the Company on or before December 31, 2020, in which case the Shares are eligible to vest until one day after the 12-month anniversary of the change of control. For all award recipients other than Mr. Hawkins, the remaining 66.7% of the Shares of restricted stock will vest on the 12-month anniversary of the date the Stock Price Goal is achieved, provided the award recipient remains employed by the Company or an affiliate until vesting (Service Goal). For Mr. Hawkins, 100% of the Shares of restricted stock will vest when both the Stock Price Goal and the Service Goal are achieved.

Notwithstanding the foregoing, the grants will vest in full if (a) the award recipient dies or becomes “permanently and totally disabled” while employed by the Company or an affiliate before the Stock Price Goal or Service Goal is achieved, or (b) within 12 months following a change of control, the award recipient incurs a Qualifying Termination. A “Qualifying Termination” occurs if the award recipient’s employment is terminated (i) by the Company or an affiliate without “cause” (as defined in the 2019 Incentive Plan) or (ii) by the award recipient for “good reason” (as defined in the 2019 Incentive Plan). If the award recipient’s employment is terminated for any other reason before the Stock Price Goal is achieved, all Shares of restricted stock will be forfeited, unless the Company exercises its discretion to vest all or a portion of the Shares. If the award recipient has a Qualifying Termination after the Stock Price Goal is achieved but before the Service Goal is achieved, the remaining 66.7% (or, for Mr. Hawkins, 100%) of the Shares will vest on a pro-rata basis depending on the number of days the award recipient was employed after the Stock Price Goal was achieved.

Any additional benefits and amounts that will be received or allocated under the 2019 Incentive Plan apart from these grants are not determinable at this time. As of April 11, 2019, the closing price of a Share of our Common Stock was $8.40.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the 2019 Incentive Plan. State, local, and foreign tax consequences may differ.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the Shares on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant is terminated before exercising an incentive stock option and does not exercise the option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition equal to the lesser of (a) the excess of the fair market value of the Shares at exercise over the aggregate exercise price or (b) the excess of the aggregate sale price over the aggregate exercise price. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, SARs, RSUs, and Performance Awards. A participant generally is not required to recognize income on the grant of a nonqualified stock option, SAR, RSU, or performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised, or in the case of a RSU or performance award, on the date of payment of the Award in cash and/or Shares. In general, the amount of ordinary income required to be recognized is: (a) in the case of a nonqualified stock option, an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price; (b) in the case of a SAR, RSU, or performance award, the amount of cash or the fair market value of any Shares received.

Restricted Stock. Shares of restricted stock awarded under the 2019 Incentive Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a participant who is granted Shares of restricted stock makes an election under Section 83(b) of the Tax Code as described below, the participant is not required to recognize ordinary income upon the grant of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of restricted stock on that date over the amount, if any, paid for these shares. If a participant makes a Section 83(b) election, he will recognize ordinary income on the date the shares of restricted stock are awarded equal to the fair market value of the shares on the date of award minus the amount, if any, paid for the shares. In that case, the participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Other Stock-Based Awards. The tax consequences of a grant of another stock-based award will depend on the nature of the Award. A participant who purchases Shares pursuant to an Award must include in ordinary income the difference, if any, between the amount paid for the Shares and the fair market value of the Shares on the date of purchase. If Shares are issued outright pursuant to an Award, the participant must recognize ordinary income equal to the fair market value of the Shares on the date of issuance.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of Shares granted or awarded under the 2019 Incentive Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares of acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon the disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of any other Award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant. Under Section 162(m) of the Tax Code, however, the Company is generally not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” (including our NEOs) each year. Under the Tax Cuts and Jobs Act, there is no longer an exclusion for performance-based compensation, whether pursuant to a plan such as the 2019 Incentive Plan or otherwise.

Compliance with Section 409A of the Tax Code. The 2019 Incentive Plan and each Award under the 2019 Incentive Plan is intended to meet the requirements of Section 409A of the Tax Code and will be construed and interpreted in accordance with such intent. Section 409A generally provides that if a deferred compensation plan or arrangement does not comply with the requirements of Sections 409A relating to distributions of benefits, prohibitions on acceleration of payment, and timing of deferral elections, then the compensation payable under such plan or arrangement will be included in gross income in the first taxable year of the recipient in which the compensation is not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may also result in an additional 20% tax to the recipient of the Award and interest on underpayment of tax at a higher than normal rate. To the extent that an Award is subject to Section 409A of the Tax Code, the Company will endeavor to meet the requirements of Section 409A of the Tax Code, so that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Tax Code.

Required Vote

Proposal 4 requires approval of a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

OTHER MATTERS

Our Board does not intend to bring any other business before the Annual Meeting and is not aware that anyone else intends to do so. If any other business comes before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote in accordance with their best judgment.

Appendix I

YRC WORLDWIDE INC.

2019 INCENTIVE AND EQUITY AWARD PLAN

1.    Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1    “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly.

1.2    “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Agreement.

1.3    “Automatic Adjustment Event” means a change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or any other similar transaction.

1.4    “Award” means a grant of:

(a)    an Option;

(b)    a SAR;

(c)    Restricted Stock;

(d)    a Restricted Stock Unit;

(e)    a Performance Award; or

(f)    an Other Stock-Based Award.

1.5    “Board” means the Board of Directors of the Company.

1.6    “Change of Control” means the occurrence of any one of the following transactions:

(a)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company (“Excluded Persons”)) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding an acquisition pursuant to a Business Transaction (as defined below) that does not constitute a “Change of Control” thereunder;

(b)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)    a merger or consolidation of the Company or any direct or indirect subsidiary of the Company (a “Business Transaction”) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or its successor (or the ultimate parent company of the Company or its successor) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than Excluded Persons) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change of Control of the Company; or

(d)    a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or to an entity controlled by such person or persons).

Notwithstanding the foregoing, a Change of Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder.”

1.7    “Code” means the Internal Revenue Code of 1986, as amended.

1.8    “Committee” means the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director and (b) an “independent director” under the rules of the principal securities market on which the Company’s Shares are traded. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee. In its sole discretion, the Committee may delegate to a committee, a subcommittee or one or more persons the authority to grant or amend Awards to Participants other than Awards to senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any regulations or rules issued thereunder, are required to be determined in the sole discretion of independent outside directors. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board unless the Board determines otherwise.

1.9    “Common Stock” means the Company’s common stock, par value $0.01 per share.

1.10    “Company” means YRC Worldwide Inc. and any successor thereto.

1.11    “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option or SAR in accordance with the terms of Section 8.

1.12    “Date of Grant” means the date on which an Award is granted under this Plan.

1.13    “Eligible Person” means any person who is:

(a)    an Employee;

(b)    hired to be an Employee;

(c)    a Non-Employee Director; or

(d)    a consultant or independent contractor to the Company or an Affiliate provided, however, that a consultant or independent contractor may become a Participant in this Plan only if the consultant or independent contractor: (i) is a natural person; (ii) provides bona fide services to the Company; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.

1.14    “Employee” means any person that the Committee determines to be an employee of the Company or an Affiliate.

1.15    “Exercise Price” means the price per Share at which an Option may be exercised.

1.16    “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.17    “Incentive Stock Option” means an Option granted under this Plan that the Committee designates as an incentive stock option under Section 422 of the Code.

1.18    “Non-Employee Director” means any member of the Company’s or an Affiliate’s Board of Directors who is not an Employee.

1.19    “Nonqualified Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

1.20    “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

1.21    “Option Period” means the period during which an Option may be exercised.

1.22    “Other Stock-Based Award” means an Other Stock-Based Award as defined in Section 13.

1.23    “Participant” means an Eligible Person who has been granted an Award hereunder.

1.24    “Performance Award” means a performance award granted under this Plan in accordance with the terms of Section 11.

1.25    “Performance Goals” means performance-based goals established by the Committee.

1.26    “Performance Period” means the fiscal year of the Company or other period designated by the Committee with respect to which the Performance Goals will be measured.

1.27    “Plan” means this YRC Worldwide Inc. 2019 Incentive and Equity Award Plan, as amended from time to time

1.28    “Related Option” means an Option in connection with which, or by amendment to which, a SAR is granted.

1.29    “Related SAR” means a SAR granted in connection with, or by amendment to, an Option.

1.30    “Restricted Stock” means Shares granted under this Plan pursuant to the provisions of Section 9.

1.31    “Restricted Stock Units” means an award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to the provisions of Section 10.

1.32    “SAR” means a stock appreciation right granted under this Plan in accordance with the terms of Section 7.

1.33    “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.34    “Share” means a share of Common Stock.

1.35    “Substitute Award” means an Award granted under this Plan pursuant to the provisions of Section 17.2.

1.36    “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.37    “Construction”. Unless the context expressly requires the contrary, references in this Plan to (a) the term “Section” refers to the sections of this Plan, and (b) the word “including” means “including without limitation.”

2.    Purpose. This Plan is effective February 11, 2019 (the “Effective Date”) subject to the approval of the Company’s stockholders at the Company’s shareholder meeting occurring in 2019. The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to align interests with those of the stockholders of the Company and its Affiliates.

3.    Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, and any Performance Goals applicable to Awards. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of this Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4.    Eligibility. Awards may be granted only to Eligible Persons.

5.    Stock Subject to Plan.

5.1    Number of Shares. Subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued under this Plan is 3,250,000 Shares, provided that Substitute Awards shall not be counted against the maximum number of Shares. Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 1,500,000. Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions or otherwise.

5.2    Maximum Grant. The maximum number of Options or SARs which may be granted to an Eligible Person during any calendar year is 625,000.

5.3    Adjustments to Number of Shares. If any Shares subject to an Award are forfeited, if an Award otherwise terminates or expires without all of the Shares covered by the Award being issued or if an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all of the Shares subject to the Award (including Shares not issued to satisfy withholding taxes or to satisfy the exercise price of an Award), the Shares shall, to the extent of such forfeiture, termination, expiration, cash settlement or non-issuance, again be available for the grant of Awards under this Plan. In the event that any Option or other Award is exercised through the tendering of Shares (either actually or by attestation), or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation), then the Shares so tendered shall be available for the grant of Awards under this Plan. Notwithstanding the foregoing, no Shares may again be awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.

6.    Options.

6.1    Types of Option Grants. Options granted under this Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as the Committee designates; provided, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonqualified Stock Option or an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2    Exercise Price. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Stockholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3    Option Exercise Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement; provided, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

7.    SARs.

7.1    Terms and Conditions of SAR. A SAR granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award.

7.2    Grant of SAR. A SAR may be granted under this Plan:

(a)    in connection with, and at the same time as, the grant of an Option under this Plan;

(b)    by amendment of an outstanding Option granted under this Plan; or

(c)    independently of any Option granted under this Plan.

A SAR described in clause (a) or (b) of the preceding sentence is a Related SAR. A Related SAR may, in the Committee’s discretion, apply to all or any portion of the Shares subject to the Related Option.

7.3    Exercise of SAR. A SAR may be exercised in whole or in part as provided in the applicable Agreement. Subject to the terms of the Agreement, a SAR entitles a Participant to receive, upon exercise and without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having an aggregate Fair Market Value as of the Date of Exercise not to exceed the number of Shares subject to the portion of the SAR exercised multiplied by an amount equal to the excess of:

(a)    the Fair Market Value on the Date of Exercise of the SAR; over

(b)    either (i) the Fair Market Value on the Date of Grant (or such amount in excess of the Fair Market Value as the Committee may specify) of the SAR if it is not a Related SAR, or (ii) the Exercise Price as provided in the Related Option if the SAR is a Related SAR.

7.4    SAR Exercise Period. The Committee shall determine the period during which a SAR may be exercised, which period shall be specifically set forth in the Agreement; provided, that:

(a)    a SAR will expire no later than the earlier of (i) ten years from the Date of Grant, or (ii) in the case of a Related SAR, the expiration of the Related Option; and

(b)    a Related SAR that is related to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.5    Share Adjustment with Related SAR or Related Option. The exercise, in whole or in part, of a Related SAR shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related SAR is exercised. The exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related SAR equal to the number of Shares with respect to which the Related Option is exercised.

8.    Exercise of Options and SARs. An Option or SAR may be exercised, in whole or in part and subject to the terms of the applicable Agreement evidencing the Award, by the Participant’s delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by:

8.1    the Participant’s full payment for the Shares with respect to which the Option is exercised; or

8.2    to the extent provided in the applicable Agreement or otherwise authorized by the Committee;

(a)    payment may be affected by irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option (a broker-assisted cashless exercise);

(b)    payment may be made by delivery (including constructive delivery) of unencumbered Shares (provided that if the Shares were acquired pursuant to another option or other award granted under this Plan or under any other compensation plan maintained by the Company or any Affiliate, the Shares shall have been held for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise; or

(c)    payment may be made by the Company withholding Shares that would otherwise be issued in connection with the exercise of the Option.

9.    Restricted Stock Awards. Each grant of Restricted Stock under this Plan shall be subject to an Agreement, stock certificate transfer legend, or stop transfer instructions to the Company’s stock transfer agent, specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions to be accelerated or contingent upon the achievement of one or more specified Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change of Control.

10.    Restricted Stock Unit Awards. Each grant of Restricted Stock Units under this Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares to a Participant at such time(s) as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change of Control.

11.    Performance Awards. Each Performance Award granted under this Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares or Awards contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change of Control, and (b) contains such other terms and conditions as the Committee may specify. For purposes of Section 5.2, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award.

12.    Dividends and Dividend Equivalents. The terms of an Award may, subject to such terms and conditions as the Committee may specify, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee. Notwithstanding the foregoing, any dividend or dividend equivalent payments relating to Performance Awards or other Awards which vest based on the achievement of Performance Goals shall only be earned to the extent the Performance Goals are met with respect to the applicable Award to which such dividend or dividend equivalents relate.

13.    Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in this Plan, including the offer for sale, or the outright grant, of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting of the Other Stock-Based Award upon the achievement of one or more Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change of Control.

14.    Capital Events and Adjustments.

14.1    Automatic Adjustments. Unless otherwise determined by the Committee on or prior to the date of an Automatic Adjustment Event, upon the occurrence of an Automatic Adjustment Event, each of the following shall, automatically and without need for Committee action, be proportionately adjusted:

(a)    the number of Shares subject to outstanding Awards;

(b)    the per Share Exercise Price of Options and the per Share base price upon which payments under SARs that are not Related SARs are determined;

(c)    the aggregate number Shares as to which Awards thereafter may be granted under this Plan; and

(d)    the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.

14.2    Discretionary Adjustments. Subject to Section 14.1, in the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall, as it deems equitable in its discretion, provide for a substitution for or adjustment in:

(a)    the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards;

(b)    the Exercise Price of Options and the base price upon which payments under SARs that are not Related SARs are determined;

(c)    the aggregate number and class of securities for which Awards thereafter may be granted under this Plan; and

(d)    the maximum number of securities with respect to which an Employee may be granted Awards during any calendar year.

Any provision of this Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under this Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as the Committee determines in its discretion.

15.    Deferrals. Subject to Section 23.8, the Committee may permit or require a Participant to defer the Participant’s receipt of Shares or cash that would otherwise be due to the Participant pursuant to the terms of an Award upon such terms and conditions as the Committee may establish.

16.    Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, that after the stockholders of the Company have approved this Plan, the Board shall not amend or terminate this Plan without approval of (a) the Company’s stockholders to the extent (i) the amendment relates to clause (b) of Section 17.1 or (ii) applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

17.    Modification, Substitution of Awards.

17.1    Modification of Awards; No Reduction in Exercise Price. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair, or materially and adversely impair, any of the Participant’s rights or obligations under the Award, and (b) subject to Section 14, in no event may (i) an Option be modified to reduce the Exercise Price of the Option, (ii) a SAR be modified to reduce the applicable Exercise Price (in the case of a Related SAR) or base price (in the case of other SARs), (iii) an Option or SAR be cancelled or surrendered in consideration for the grant of a new Option or SAR with a lower Exercise Price or base price, or (iv) an Option or SAR be cancelled or surrendered in exchange for cash or another Award (other than in connection with a Substitute Award or a Change of Control of the Company).

17.2    Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the Substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2. Further, any shares available under a stockholder approved plan of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates, may be used for Awards under this Plan and shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2, except to the extent required by the rules of the principal securities market on which the Company’s shares are traded.

18.    Foreign Employees. Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.

19.    Stockholder Approval. This Plan and any amendments to the Plan requiring stockholder approval pursuant to Section 16 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

20.    Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements. In accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means:

20.1    tendering a cash payment;

20.2    authorizing the Company to withhold Shares otherwise issuable to the Participant; or

20.3    delivering to the Company already-owned and unencumbered Shares.

21.    No Loans. Notwithstanding any other provision of this Plan to the contrary, no loans will be permitted by the Company to the Company’s designated executive officers or directors, including without limitation a loan in conjunction with the exercise of an Option or SAR.

22.    Term of Plan. Unless the Board terminates this Plan pursuant to Section 16 on an earlier date, this Plan shall terminate on the date that is ten years after the Effective Date, and no Awards may be granted after such termination date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

23.    General Provisions.

23.1    No Legal or Equitable Rights Conferred. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

23.2    Power of Company to Issue Awards or Adopt Other Plans. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

23.3    Non-Transferability of Awards. The interests of any Eligible Person under this Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Agreement to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders or (d) for charitable donations.

23.4    Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles.

23.5    Award Restrictions. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

23.6    Regulatory Approvals and Compliance with Securities Laws. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

23.7    Non-certificated Award; No Fractional Shares. To the extent that this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.8    Section 409A of the Code. Awards shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, settlement or deferral thereof, is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A of the Code. Moreover, notwithstanding anything in the Plan to the contrary, if a Participant is determined to be a “specified employee” (as defined in Section 409A of the Code) for the year in which the Participant terminates employment, any payment due under the Plan or an Agreement that is not permitted to be paid on the date of such termination without the imposition of additional taxes, interest and penalties under Section 409A of the Code shall be paid on the first business day following the six-month anniversary of the Participant’s date of termination or, if earlier, the Participant’s death.

23.9    Clawback. Notwithstanding any provision in this Plan to the contrary, Awards granted under this Plan shall be subject to cancellation, forfeiture and recovery in accordance with the YRC Worldwide Executive Compensation Recovery Policy, as the same may be amended from time to time, or any other compensation recovery policy that may be adopted by the Company after the date hereof, including any compensation recovery policy adopted pursuant to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

10990 ROE AVENUE OVERLAND PARK, KS 66211 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on June 4, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/YRCW2019 The meeting will be a virtual meeting of stockholders, which will be conducted exclusively as a live webcast. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on June 4, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your signed and dated proxy card by 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on June 4, 2019 in order to be counted.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E77459-P23910 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY    YRC WORLDWIDE INC.     ForWithhold For AllTo withhold authority to vote for any individual AllAll Exceptnominee(s), mark “For All Except” and write the The Board of Directors of YRC Worldwide Inc. number(s) of the nominee(s) on the line below. Hoffman Nazemetz winestock (the “Company”) recommends a vote FOR all director matters nominees are listed proposed below by and the FOR Company. proposals 2, 3 and 4. All ! !! 1.Election of Directors (term expires 2020) Nominees: 01)Raymond J. Bromark 05))James E. Hoffman 02)Matthew A. Doheny 03)Robert L. Friedman07)James F. Winestock 04)Darren D. Hawkins 08)Patricia M. Nazemetz For Against Abstain 2.The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019. !!! 3.Advisory vote to approve the compensation of our named executive officers. !!! 4. Approval of the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan !!! NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For address changes and/or comments, please check this box and write them! on the back where indicated. Please indicate if you plan to attend this meeting.!! YesNo Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Website available 24 hours a day, 7 days a week    ELECTRONIC DELIVERY Reduce paper mailed to your home and help lower ACT NOW...IT’S FAST & EASY YRC Worldwide Inc.‘s printing and postage costs! Just follow these 5 easy steps: ïµ Log www onto .icsdelivery the Internet .com at YRC Worldwide Inc. is pleased to offer the convenience of viewing Proxy Statements, Annual Reports to Stockholders and Enter your 16 digit security code appearing on the related materials on-line. With your consent, we can stop sending ï¶ reverse side paper copies of these documents beginning next year and until you notify us otherwise.ï· Enter your Social Security or Tax I.D. Number To participate, follow the easy directions on the right. You will receive ï¸ Enter your e-mail address notification when the materials are available for review. ï¹ which Enter a will PIN be number used for of electronic your choice voting    Reminder: Electronic Voting is also available. You may vote these shares by telephone or over the Internet. Voting electronically is quick, easy, and also saves the Company money. Just follow the instructions on your Proxy Card. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2019: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.    E77460-P23910    YRC WORLDWIDE INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, JUNE 5, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Darren D. Hawkins and James A. Fry, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock and Series A Voting Preferred Stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at www.virtualshareholdermeeting.com/YRCW2019, on June 5, 2019 at 10:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of YRC Worldwide Inc. and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3 AND 4, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.    Address Changes/Comments:    (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the reverse side.)

10990 ROE AVENUE OVERLAND PARK, KS 66211    VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on May 29, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on May 29, 2019, Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your signed and dated proxy card by 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on May 29, 2019, in order to be counted.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E77461-P23910 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY    YRC WORLDWIDE INC.     ForWithhold For AllTo withhold authority to vote for any individual AllAll Exceptnominee(s), mark “For All Except” and write the The Board of Directors of YRC Worldwide Inc. number(s) of the nominee(s) on the line below. (the “Company”) recommends a vote FOR all director nominees listed below and FOR proposals 2, 3 and 4. All ! !! matters are proposed by the Company. 1.Election of Directors (term expires 2020) Nominees: 01)Raymond J. Bromark 05)James E. Hoffman 02)Matthew A. Doheny 06)James L. Welch 03)Robert L. Friedman07)James F. Winestock 04)Darren D. Hawkins 08)Patricia M. Nazemetz For Against Abstain 2.The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019. !!! 3.Advisory vote to approve the compensation of our named executive officers.!!! 4. Approval of the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan !!! NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.    For address changes and/or comments, please check this box and write them ! on the back where indicated. Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.    Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Website available 24 hours a day, 7 days a week    ELECTRONIC DELIVERY    Reduce paper mailed to your home and help lower YRC Worldwide Inc.‘s printing and postage costs! YRC Worldwide Inc. is pleased to offer the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise. To participate, follow the easy directions on the right. You will receive notification when the materials are available for review.    ACT NOW IT’S FAST & EASY Just follow these 5 easy steps:     Log onto the Internet at ïµ www.icsdelivery.com Enter your 16 digit security code appearing on the ï¶ reverse side ï· Enter your Social Security or Tax I.D. Number ï¸ Enter your e-mail address Enter a PIN number of your choice ï¹ which will be used for electronic voting Reminder: Electronic Voting is also available. You may vote these shares by telephone or over the Internet. Voting electronically is quick, easy, and also saves the Company money. Just follow the instructions on your Proxy Card. Participants in the Teamster-National 401(k) Savings Plan have the right to direct the Board of Trustees of the Teamster-National 401(k) Savings Plan regarding how to vote the shares of YRC Worldwide Inc. common stock attributable to these individual accounts at the Annual Meeting of Stockholders to be held June 5, 2019. Shares attributable to participant accounts will be voted as directed. If a participant’s vote is not received by May 29, 2019, shares attributable to that participant’s account will be voted in proportion to directions received from other plan participants. Participant votes are tabulated confidentially. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2019: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.    E77462-P23910    YRC WORLDWIDE INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, JUNE 5, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Darren D. Hawkins and James A. Fry, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at www.virtualshareholdermeeting.com/YRCW2019, on June 5, 2019 at 10:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of YRC Worldwide Inc. and of the accompanying proxy statement and revokes any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3 AND 4, AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.    Address Changes/Comments:    (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the reverse side.)